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                                                                   EXHIBIT 10.31

                             LOAN FACILITY AGREEMENT

                                     Between

          EACH OF THE PERSONS IDENTIFIED ON SCHEDULE 1 ATTACHED HERETO

                                       and

                               JPMORGAN CHASE BANK

                            Dated as of June 18, 2003

                                 $200,000,000.00

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                                TABLE OF CONTENTS

I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.................................................................      1
   SECTION 1.2       Principles of Construction..................................................................     27

II.      AMOUNT AND TERMS OF LOAN ADVANCES.......................................................................     28
   SECTION 2.1       ADVANCES....................................................................................     28
      2.1.1       Agreement to Lend and Borrow...................................................................     28
      2.1.2       Additional Advances............................................................................     28
      2.1.3       Limitation on Advances.........................................................................     28
      2.1.4       Intentionally Omitted..........................................................................     28
      2.1.5       Notice of Borrowing............................................................................     28
      2.1.6       Disbursement of Funds..........................................................................     28
      2.1.7       The Note.......................................................................................     29
   SECTION 2.2       INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE................................................     29
      2.2.1       Payments.......................................................................................     29
      2.2.2       Interest Calculation...........................................................................     29
      2.2.3       Eurodollar Rate Unascertainable; Illegality; Increased Costs...................................     29
      2.2.4       Payment on Maturity Date.......................................................................     31
      2.2.5       Intentionally Omitted..........................................................................     32
      2.2.6       Late Payment Charge............................................................................     32
      2.2.7       Usury Savings..................................................................................     32
      2.2.8       Foreign Taxes..................................................................................     32
   SECTION 2.3       PREPAYMENTS.................................................................................     34
      2.3.1       Voluntary Prepayments..........................................................................     34
      2.3.2       Mandatory Prepayments..........................................................................     34
      2.3.3       Prepayments After Default......................................................................     35
      2.3.4       Making of Payments.............................................................................     35
      2.3.5       Application of Prepayments.....................................................................     35
   SECTION 2.4       RELEASE OF EXCLUDED PROPERTY................................................................     35
   SECTION 2.5       RELEASE AND SUBSTITUTION OF COLLATERAL......................................................     36
   SECTION 2.6       FEES........................................................................................     43
      2.6.1       Non-Use Fee....................................................................................     43
      2.6.2       Administration Fee.............................................................................     43
      2.6.3       Origination Fee...............................................................................      43
      2.6.4       Termination Fee...............................................................................      44
   SECTION 2.7       INCREASING AVAILABLE FACILITY AMOUNT........................................................     44
   SECTION 2.8       INTENTIONALLY OMITTED.......................................................................     45
   SECTION 2.9       ADDITIONAL BORROWERS/OPERATING LESSEE.......................................................     45
   SECTION 2.10         EXTENSION OF MATURITY DATE...............................................................     45
   SECTION 2.11         TERMINATION OF LOAN......................................................................     46
III.     CONDITIONS PRECEDENT; CASH MANAGEMENT...................................................................     47
   SECTION 3.1       CONDITIONS PRECEDENT........................................................................     47
      3.1.1       Conditions Precedent to the Initial Advance....................................................     47

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
      3.1.2       Conditions Precedent to All Advances of the Loan...............................................     53
      3.1.3       Cross-Collateralization........................................................................     54
   SECTION 3.2       ACCEPTANCE OF ADVANCES......................................................................     54
   SECTION 3.3       SUFFICIENT COUNTERPARTS.....................................................................     55
   SECTION 3.4       CASH MANAGEMENT PROVISIONS..................................................................     55
      3.4.1       Establishment of Accounts......................................................................     55
      3.4.2       Deposits into Lockbox Account..................................................................     56
      3.4.3       Account Name...................................................................................     57
      3.4.4       Eligible Accounts..............................................................................     57
      3.4.5       Permitted Investments..........................................................................     57
      3.4.6       The Initial Deposits...........................................................................     58
      3.4.7       Transfer To and Disbursements from the Lockbox Account.........................................     58
      3.4.8       Withdrawals From the Tax Account and the Insurance Premium Account.............................     58
      3.4.9       Withdrawals from the Replacement Reserve Account...............................................     59
      3.4.10      Withdrawals from the Required Repair Account...................................................     59
      3.4.11      Withdrawals from the Ground Rent Account.......................................................     59
      3.4.12      Sole Dominion and Control......................................................................     59
      3.4.13      Security Interest..............................................................................     59
      3.4.14      Rights on Default..............................................................................     59
      3.4.15      Financing Statement; Further Assurances........................................................     60
      3.4.16      Borrower's Obligation Not Affected.............................................................     60
      3.4.17      Payments Received Under this Agreement.........................................................     60
   SECTION 3.5       WAVIER OF CASH MANAGEMENT PROVISIONS........................................................     60

IV.      REPRESENTATIONS AND WARRANTIES..........................................................................     61
   SECTION 4.1       BORROWER REPRESENTATIONS AND WARRANTIES.....................................................     61
      4.1.1       Organization...................................................................................     61
      4.1.2       Proceedings....................................................................................     61
      4.1.3       No Conflicts...................................................................................     62
      4.1.4       Litigation.....................................................................................     62
      4.1.5       Agreements.....................................................................................     63
      4.1.6       Solvency.......................................................................................     63
      4.1.7       Full and Accurate Disclosure...................................................................     64
      4.1.8       No Plan Assets.................................................................................     64
      4.1.9       Compliance.....................................................................................     64
      4.1.10      Financial Information..........................................................................     64
      4.1.11      Condemnation...................................................................................     65
      4.1.12      Federal Reserve Regulations....................................................................     65
      4.1.13      Utilities and Public Access....................................................................     65
      4.1.14      Not a Foreign Person...........................................................................     65
      4.1.15      Separate Lots..................................................................................     65
      4.1.16      Assessments....................................................................................     66
      4.1.17      Enforceability.................................................................................     66
      4.1.18      No Prior Assignment............................................................................     66
      4.1.19      Insurance......................................................................................     66
      4.1.20      Use of Property................................................................................     66

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
      4.1.21      Certificate of Occupancy; Licenses.............................................................     66
      4.1.22      Flood Zone.....................................................................................     66
      4.1.23      Physical Condition.............................................................................     67
      4.1.24      Boundaries.....................................................................................     67
      4.1.25      Leases.........................................................................................     67
      4.1.26      Survey.........................................................................................     68
      4.1.27      Intentionally Omitted..........................................................................     68
      4.1.28      Filing and Recording Taxes.....................................................................     68
      4.1.29      Franchise Agreement............................................................................     68
      4.1.30      Management Agreement/Operating Lease...........................................................     68
      4.1.31      Illegal Activity...............................................................................     69
      4.1.32      No Change in Facts or Circumstances; Disclosure................................................     69
      4.1.33      Investment Company Act.........................................................................     69
      4.1.34      Principal Place of Business; State of Organization.............................................     69
      4.1.35      Single Purpose Entity..........................................................................     69
      4.1.36      Business Purposes..............................................................................     74
      4.1.37      Taxes..........................................................................................     74
      4.1.38      Intentionally Omitted..........................................................................     74
      4.1.39      Environmental Representations and Warranties...................................................     74
      4.1.40      Taxpayer Identification Number.................................................................     75
      4.1.41      OFAC...........................................................................................     75
      4.1.42      Ground Lease Representations...................................................................     75
   SECTION 4.2       SURVIVAL OF REPRESENTATIONS.................................................................     76

V.       BORROWER COVENANTS......................................................................................     76
   SECTION 5.1       AFFIRMATIVE COVENANTS.......................................................................     76
      5.1.1       Existence; Compliance with Legal Requirements..................................................     77
      5.1.2       Taxes and Other Charges........................................................................     77
      5.1.3       Litigation.....................................................................................     78
      5.1.4       Access to Properties...........................................................................     78
      5.1.5       Notice of Default..............................................................................     78
      5.1.6       Cooperate in Legal Proceedings.................................................................     78
      5.1.7       Award and Insurance Benefits...................................................................     79
      5.1.8       Further Assurances.............................................................................     79
      5.1.9       Mortgage and Intangible Taxes..................................................................     79
      5.1.10      Financial Reporting............................................................................     79
      5.1.11      Business and Operations........................................................................     82
      5.1.12      Costs of Enforcement...........................................................................     82
      5.1.13      Estoppel Statement.............................................................................     83
      5.1.14      Intentionally Omitted..........................................................................     83
      5.1.15      Performance by Borrower........................................................................     83
      5.1.16      Intentionally Omitted..........................................................................     84
      5.1.17      Leasing Matters................................................................................     84
      5.1.18      Management Agreement...........................................................................     85
      5.1.19      Environmental Covenants........................................................................     87
      5.1.20      Alterations....................................................................................     88

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
      5.1.21      Franchise Agreement............................................................................     88
      5.1.22      Operating Lease................................................................................     89
      5.1.23      OFAC...........................................................................................     90
      5.1.24      The Ground Lease...............................................................................     90
   SECTION 5.2       NEGATIVE COVENANTS..........................................................................     91
      5.2.1       Liens..........................................................................................     91
      5.2.2       Dissolution....................................................................................     91
      5.2.3       Change In Business.............................................................................     92
      5.2.4       Debt Cancellation..............................................................................     92
      5.2.5       Zoning.........................................................................................     92
      5.2.6       No Joint Assessment............................................................................     92
      5.2.7       Name, Identity, Structure, or Principal Place of Business......................................     92
      5.2.8       ERISA..........................................................................................     93
      5.2.9       Affiliate Transactions.........................................................................     93
      5.2.10      Transfers......................................................................................     93
   SECTION 5.3       RECALCULATION OF AVAILABLE FACILITY AMOUNT..................................................     95
   SECTION 5.4       UPDATED APPRAISALS..........................................................................     95

VI.      INSURANCE; CASUALTY; CONDEMNATION.......................................................................     96
   SECTION 6.1       INSURANCE...................................................................................     96
   SECTION 6.2       CASUALTY...................................................................................     101
   SECTION 6.3       CONDEMNATION...............................................................................     102
   SECTION 6.4       RESTORATION.................................................................................    102

VII.     RESERVE FUNDS...........................................................................................    106
   SECTION 7.1       REQUIRED REPAIR FUNDS.......................................................................    106
      7.1.1       Deposits.......................................................................................    106
      7.1.2       Release of Required Repair Funds...............................................................    107
   SECTION 7.2       TAX AND INSURANCE ESCROW FUND...............................................................    108
   SECTION 7.3       REPLACEMENTS AND REPLACEMENT RESERVE........................................................    109
      7.3.1       Replacement Reserve Fund.......................................................................    109
      7.3.2       Disbursements from Replacement Reserve Account.................................................    109
      7.3.3       Performance of Replacements....................................................................    110
      7.3.4       Failure to Make Replacements...................................................................    112
      7.3.5       Balance in the Replacement Reserve Account.....................................................    112
   SECTION 7.4       GROUND LEASE ESCROW FUND....................................................................    113
   SECTION 7.5       RESERVE FUNDS, GENERALLY....................................................................    113

VIII.    DEFAULT.................................................................................................    114
   SECTION 8.1       EVENT OF DEFAULT............................................................................    114
   SECTION 8.2       REMEDIES....................................................................................    118
   SECTION 8.3       REMEDIES CUMULATIVE; WAIVERS................................................................    119

IX.      SPECIAL PROVISIONS......................................................................................    120
   SECTION 9.1       CONVERSION TO FIXED RATE CMBS LOANS.........................................................    120
      9.1.1       Conversion.....................................................................................    120

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
      9.1.2       Fixed Rate CMBS Loan Provisions...............................................................     122
      9.1.3       Costs and Expenses Relating to Conversion.....................................................     123
   SECTION 9.2       CONVERSION TO FLOATING RATE CMBS LOAN......................................................     123
      9.2.1       Floating Rate Conversion......................................................................     123
      9.2.2       Floating Rate CMBS Loan Provisions............................................................     125
      9.2.3       Costs and Expenses Relating to Floating Rate Conversion.......................................     126
   SECTION 9.3       SERVICER...................................................................................     126
   SECTION 9.4       EXCULPATION................................................................................     126

X.       MISCELLANEOUS..........................................................................................     128
   SECTION 10.1      SURVIVAL...................................................................................     128
   SECTION 10.2      LENDER'S DISCRETION........................................................................     129
   SECTION 10.3      GOVERNING LAW..............................................................................     129
   SECTION 10.4      MODIFICATION, WAIVER IN WRITING............................................................     130
   SECTION 10.5      DELAY NOT A WAIVER.........................................................................     130
   SECTION 10.6      NOTICES....................................................................................     130
   SECTION 10.7      TRIAL BY JURY..............................................................................     131
   SECTION 10.8      HEADINGS...................................................................................     132
   SECTION 10.9      SEVERABILITY...............................................................................     132
   SECTION 10.10     PREFERENCES................................................................................     132
   SECTION 10.11     WAIVER OF NOTICE...........................................................................     132
   SECTION 10.12     REMEDIES OF BORROWER.......................................................................     132
   SECTION 10.13     EXPENSES; INDEMNITY........................................................................     133
   SECTION 10.14     SCHEDULES AND EXHIBITS INCORPORATED........................................................     134
   SECTION 10.15     OFFSETS, COUNTERCLAIMS AND DEFENSES........................................................     134
   SECTION 10.16     NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES..............................     134
   SECTION 10.17     PUBLICITY..................................................................................     135
   SECTION 10.18     CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS....................     135
   SECTION 10.19     WAIVER OF COUNTERCLAIM.....................................................................     136
   SECTION 10.20     CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE..............................................     136
   SECTION 10.21     BROKERS AND FINANCIAL ADVISORS.............................................................     136
   SECTION 10.22     PRIOR AGREEMENTS...........................................................................     137
   SECTION 10.23     COUNTERPARTS...............................................................................     137
   SECTION 10.24     LIABILITY..................................................................................     137
   SECTION 10.25     BORROWER/MAKER.............................................................................     137

         THIS LOAN FACILITY AGREEMENT (this "Agreement"), dated as of June 18, 2003 is made among each of the Persons identified on Schedule 1 attached hereto, each having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (each, an "Initial Borrower"; together with any Additional Borrowers (hereinafter defined) hereinafter referred to, collectively and individually, as appropriate, as "Maker") and FCH/DT BWI HOTEL, L.L.C., a Delaware limited liability company, having its principal place of business at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (the "Maryland Guarantor"; together with Maker, collectively, "Borrower") and JPMORGAN CHASE BANK, a New York banking corporation, having an address at 270 Park Avenue, New York, New York 10017 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Maker desires to obtain the Loan (as hereinafter defined) from Lender; and

         WHEREAS, Lender is willing to make the Loan to Maker, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

         NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1 DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "Account Collateral" shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

                  "Accounts" shall mean, collectively, the Property Account, the Concentration Account, the Tax Account, the Insurance Premium Account, the Required Repair Account, the Ground Rent Account, the Replacement Reserve Account, the Debt Service Account and the Lockbox Account.

                  "Accounts Receivable" shall have the meaning set forth in
Article 1 of the Security Instrument with respect to each Property.

                  "Act" shall have the meaning provided in Section 4.1.35.

                  "Additional Borrower" shall have the meaning provided in
Section 2.9(a).

                  "Additional Operating Lessee" shall have the meaning provided in Section 2.9(b).

                  "Additional Origination Fee" shall have the meaning provided in Section 2.6.3.

                  "Administrative Fee" shall have the meaning provided in
Section 2.6.

                  "Adjusted Prime Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus one percent (1%).

                  "Advance" shall mean each advance of the principal balance of the Loan and shall be evidenced by the Note and secured by a Security Instrument.

                  "Advance Date" shall mean the date on which an Advance is made.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "Affiliated Manager" shall mean any property manager which is an Affiliate of Borrower, any Operating Lessee SPE Entity, Principal, or any Guarantor or Indemnitor, or in which Borrower, any Operating Lessee SPE Entity, Principal, or any Guarantor or Indemnitor has, directly or indirectly, any legal, beneficial or economic equity interest.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for each Property prepared by Manager and approved by Borrower for the applicable Fiscal Year or other period.

                  "Applicable Interest Rate" shall mean for each Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to (I) the Eurodollar Rate or (II) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions hereof.

                  "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

                  "Appraisal Update Event" shall mean, with respect to each Property, the determination by Lender in its reasonable discretion that either
(i) based upon an Appraisal received by Lender in connection with the conversion of a portion of the Loan into (A) a Fixed Rate CMBS Loan pursuant to the terms of Section 9.1 hereof or (B) a Floating Rate CMBS Loan pursuant to the terms of
Section 9.2 hereof, that there has been a material increase in Market

Capitalization Rates (as compared to the Market Capitalization Rates used by Lender in connection with the determination of the Initial Available Facility Amount) or (ii) a Material Adverse Hotel Market exists with respect to such Property. In no event shall an Appraisal Update Event occur, with respect to each Property, more than once in any consecutive twelve (12) month period.

                  "Approved Annual Budget" shall have the meaning provided in
Section 5.1.10(g).

                  "Assignment of Leases" shall have meaning provided in Section 3.1(h).

                  "Assignment of Management Agreement" shall have meaning provided in Section 3.1(j).

                  "Assumed Non-Use Fees" shall mean the quarterly Non-Use Fee which would be due based on the unfunded portion of the Facility Amount on the Termination Date.

                  "Austin Property" shall mean that certain Property commonly known as Austin Doubletree Guest Suites located in Austin, Texas.

                  "Available Facility Amount" shall mean that portion of the Facility Amount equal to the aggregate maximum hypothetical loan amounts applicable to Fixed Rate CMBS Loans which each satisfy (i) a loan to value ratio of sixty percent (60%) and (ii) a Debt Service Coverage Ratio of 1.30:1.00; provided, however, in no event shall the Available Facility Amount exceed the Facility Amount.

                  "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Property.

                  "Bankruptcy Code" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

                  "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "Borrowing" shall mean a borrowing from Lender on a given date (or resulting from conversions on a given date).

                  "Breakage Costs" shall have the meaning provided in Section 2.2.3.

                  "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "Business Party" shall have the meaning provided in Section 4.1.35.

                  "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including, but not limited to, expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

                  "Casualty" shall have the meaning provided in Section 6.2.

                  "Casualty Consultant" shall have the meaning provided in
Section 6.4(b)(iii).

                  "Casualty Retainage" shall have the meaning provided in
Section 6.4(b)(iv).

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" shall mean the Properties, the Accounts, the Reserve Funds, the Personal Property, the Rents, the Account Collateral, the Maryland Guaranty, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instruments, this Agreement or any other Loan Document.

                  "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

                  "Condemnation Proceeds" shall have the meaning provided in
(b).

                  "Conduit Securitization" shall mean a previous securitization of a pool of fixed-rate first lien conduit commercial mortgage loans, excluding any so-called "large loan" and, unless Lender has determined that a Securitization of a pool of fixed-rate first lien conduit commercial mortgage loans has not occurred for a period of at least one hundred twenty (120) days, any so-called "fusion" securitization.

                  "CMBS Loan Amount" means the original principal loan amount, as the same may be adjusted from time to time, determined by Lender to be the maximum hypothetical loan amount applicable to a Fixed Rate CMBS Loan which satisfies (i) a loan to value ratio of sixty percent (60%) and (ii) a Debt Service Coverage Ratio of 1.30:1.00.

                  "Commercial Lending Program Criteria" shall have the meaning provided in Section 9.1.2.

                  "Compliance Certificate" shall have the meaning provided in
Section 5.1.10(c).

                  "Concentration Account" shall have the meaning provided in
Section 3.4.1(a).

                  "Contract Rate" shall mean the greater of (i) 10.90% or (ii) the Fixed Rate CMBS Rate that would be in effect in the event of a Conversion (regardless of the outstanding principal balance of the Loan), as the same may change from time to time. The determination of the Contract Rate by Lender shall be conclusive absent manifest error.

                  "Control" (and the correlative terms "controlled by" and "controlling") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

                  "Conversion" shall have the meaning provided in Section 9.1.1.

                  "Conversion Amended Loan Documents" shall have the meaning provided in Section 9.1.1(a).

                  "Conversion Certificate" shall have the meaning provided in
Section 9.1.1.

                  "Conversion Date" shall have the meaning provided in Section 9.1.1.

                  "Conversion Documents" shall have the meaning provided in
Section 9.1.1.

                  "Conversion Limitations" shall mean that Lender shall not have the right to consummate a Conversion if the total outstanding principal balance of the Loan is less than $25,000,000.00; provided, however, (i) Lender shall have the right to consummate a Conversion regardless of the outstanding principal balance of the Loan one (1) time in any four (4) month period (regardless of whether or not any Conversions (other than pursuant to this clause (i)) have occurred during such four (4) month period) and (ii) in the event that Borrower has extended the Maturity Date in accordance with the terms hereof, the Conversion Limitations shall not apply during the period beginning on the initial Maturity Date. The Conversion Limitation shall not apply in the event of a Lender Extension.

                  "Conversion Notice" shall have the meaning provided in Section 9.1.1.

                  "Conversion Parameters" shall have the meaning provided in
Section 9.1.1.

                  "Creditors Rights Laws" shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

                  "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document, including, without limitation, all Reserve Fund Deposits.

                  "Debt Service" shall mean, for any given period during the term of the Loan, an amount equal to the aggregate amount of interest and principal, if any, that would have been or would be payable on the Loan for such period.

                  "Debt Service Account" shall have the meaning provided in
Section 3.1.4.

                  "Debt Service Coverage Ratio" shall mean a ratio in which:

                  (a)      the numerator is Underwritten Cash Flow; and

                  (b) the denominator is all the aggregate interest and principal payments that would be due and payable for the twelve (12) full calendar month period for which Underwritten Cash Flow is determined, on the Loan assuming a principal and interest constant equal to the Contract Rate.

                  "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

                  "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Applicable Interest Rate.

                  "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

                  "Dow Jones Market Service Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (formerly Telerate) Page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

                  "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least AA by Fitch and S&P and Aa2 by Moody's in the case of accounts in which funds are held for more than thirty (30) days.

                  "Environmental Indemnity" shall have the meaning provided in
Section 3.1(i).

                  "Environmental Law" shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower and/or Indemnitor or any Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

                  "Environmental Liens" shall have the meaning provided in
Section 5.1.19.

                  "Environmental Reports" shall have the meaning provided in
Section 4.1.39.

                  "Equipment" shall have the meaning provided in Section 5.2.10.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "Estoppel Certificate" shall have the meaning provided in 3.1(r).

                  "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus the Eurodollar Spread.

                  "Eurodollar Rate Spread" means the applicable percentage per annum set forth in the column "Eurodollar Rate Spread":

  PORTFOLIO LOAN TO VALUE RATIO         EURODOLLAR RATE SPREAD
--------------------------------------------------------------
Less than twenty-five percent (25%)       225 basis points
--------------------------------------------------------------
 Twenty-five percent (25%) or more
 but less than forty percent (40%)        250 basis points
--------------------------------------------------------------
  Forty percent (40%) or greater          275 basis points
--------------------------------------------------------------

                  The Eurodollar Rate Spread shall be determined by reference to the matrix above, and any change in the Eurodollar Rate Spread shall be effective immediately (i) upon the date of each Advance hereunder, (ii) upon a Property becoming an Excluded Property, (iii) after giving effect to any release and substitution in accordance with Section 2.5 hereof (iv) after receipt of new Appraisals pursuant to Section 5.4 hereof or (v) upon a Conversion or a Floating Rate CMBS Conversion.

                  "Event of Default" shall have the meaning provided in Section 8.1.

                  "Excluded Properties" shall mean any Temporarily Excluded Property which does not comply with the Excluded Property Cash Flow Requirements; provided, however, Borrower may, at any time, by written notice to Lender, convert any Property that became a Temporarily Excluded Property due to a Material Adverse Effect to an Excluded Property.

                  "Excluded Property Cash Flow Requirements" shall mean the determination by Lender (which determination shall be made after four (4) full calendar months immediately succeeding a Material Adverse Effect at the applicable Property) that the Underwritten Cash Flow for such four (4) full calendar months has not been equal to or greater than sixty seven percent (67%) of the Underwritten Cash Flow for such Property for the same four (4) full calendar months in the immediately preceding calendar year. In the event a Temporarily Excluded Property fails to comply with the Excluded Property Cash Flow Requirements, such Property shall automatically be deemed to be an Excluded Property. In the event a Temporarily Excluded Property complies with the Excluded Property Cash Flow Requirements, such Property shall no longer be deemed a Temporarily Excluded Property.

                  "Extended Maturity Date" shall have the meaning provided in
Section 2.10.

                  "Facility Amount" shall mean U.S. $200,000,000.00.

                  "FelCor" shall mean FelCor Lodging Limited Partnership.

                  "Fees" shall mean, collectively, the Non-Use Fee, the Administrative Fee, the Termination Fee, the Origination Fee and the Additional Origination Fee.

                  "Financing Quote" shall have the meaning provided in Section 2.11.

                  "Financing Statement" shall have the meaning provided in
Section 3.1(o).

                  "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

                  "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

                  "Fitch" shall mean Fitch, Inc.

                  "Fixed Rate CMBS Collateral" shall have the meaning provided in Section 9.1.1.

                  "Fixed Rate CMBS Loan" shall mean the fixed rate loan resulting from the Conversion in accordance with and pursuant to the terms of
Section 9.1 hereof, which Fixed Rate CMBS Loan shall be in accordance with Lender's Commercial Lending Program Criteria.

                  "Fixed Rate CMBS Rate" shall have the meaning provided in
Section 9.1.2(b).

                  "Floating Rate CMBS Collateral" shall have the meaning provided in Section 9.2.3.

                  "Floating Rate CMBS Conversion" shall have the meaning provided in Section 9.2.1.

                  "Floating Rate CMBS Loan" shall mean the floating rate loan resulting from the Conversion in accordance with and pursuant to the terms of
Section 9.2 hereof, which Floating Rate CMBS Loan shall be in accordance with Lender's Commercial Lending Program Criteria.

                  "Floating Rate Conversion Documents" shall have the meaning provided in Section 9.2.1.

                  "Floating Rate Conversion Date" shall have the meaning provided in Section 9.2.1.

                  "Floating Rate Conversion Notice" shall have the meaning provided in Section 9.2.1.

                  "Floating Rate Securitization" shall mean a previous securitization of a pool of floating rate first lien large commercial mortgage loans.

                  "Flood Insurance Act" shall have the meaning provided in
Section 6.1(a)(vii).

                  "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  "Franchise Agreement" means each Franchise Agreement as provided on EXHIBIT A hereto between Operating Lessee and the applicable Franchisor pursuant to which Operating Lessee has the right to operate the hotel located on the related Property under a name and/or hotel system controlled by such franchisor.

                  "Franchisor" shall mean each franchisor with respect to the applicable Franchise Agreement, as same is identified on EXHIBIT A hereto.

                  "Franchisor Estoppel and Recognition Letter" shall have the meaning provided in Section 3.1(l).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "Governmental Authority" shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

                  "Gross Income From Operations" shall mean, for each Property, all income, room revenues, food and beverage revenue, telephone revenue, computed in accordance with GAAP derived from the ownership and operation of the Properties from whatever source, including, but not limited to, the Rents, utility charges, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower or Operating Lessee to any Governmental Authority, interest on the Reserve Funds, interest on credit accounts, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits, escalations, forfeited security deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Security Instruments or the creation of any intervening estate or interest in a Property or any part thereof.

                  "Ground Lease" shall mean, individually and collectively, as the context may require, each ground lease described on EXHIBIT B attached hereto and made a part hereof.

                  "Ground Lease Cash Reserve" shall have the meaning provided in
Section 7.4.

                  "Ground Lease Escrow Fund" shall have the meaning provided in
Section 7.4.

                  "Ground Lessor" shall mean the fee owner, as landlord, under each Ground Lease.

                  "Ground Rent" shall have the meaning provided in Section 7.4.

                  "Ground Rent Account" shall have the meaning provided in
Section 3.4.

                  "Guarantor" shall mean FelCor and any other entity guaranteeing any payment or performance obligation of Borrower.

                  "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on any Property is prohibited by any federal, State or local authority; any substance that requires special handling and/or disposal; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

                  "Hilton" shall mean Hilton Hotels Corporation.

                  "Improvements" shall have the meaning set forth in Article 1 of the related Security Instrument with respect to each Property.

                  "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "Indemnified Liabilities" shall have the meaning provided in
Section 10.13(b).

                  "Indemnified Parties" shall mean Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

                  "Indemnitor" shall mean FelCor.

                  "Indemnity Deed of Trust" shall mean that certain first priority Indemnity Deed of Trust and Security Agreement executed and delivered by the Maryland Guarantor and Operating Lessee as security for the Maryland Guaranty and encumbering the Maryland Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Independent Director" shall have the meaning provided in
Section 4.1.35.

                  "Initial Available Facility Amount" shall mean $75,000,000.

                  "Initial Borrower" shall have the meaning provided in the opening paragraph of this Agreement.

                  "Initial Deposits" shall have the meaning provided in Section 3.4.6.

                  "Initial Tier" shall have the meaning provided in Section 6.1(b).

                  "Initial Tier Insurer" shall have the meaning provided in
Section 6.1(b).

                  "Insolvency Opinion" shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the Loan and approved by Lender.

                  "Insurance Premium Account" shall have the meaning provided in
Section 3.1.4.

                  "Insurance Premiums" shall have the meaning provided in
Section 6.1(b).

                  "Insurance Proceeds" shall have the meaning provided in
Section 6.4(b).

                  "Interest Period" shall mean the period from the ninth (9th) day of each month through and including the eighth (8th) day of the following month, provided that, notwithstanding the foregoing, Lender shall have the one
(1) time right to change the Interest Period by giving notice of such change to Borrower.

                  "Investment Grade" shall mean a rating of BBB- or its equivalent by all of the Rating Agencies.

                  "Leases" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Property, including, without limitation, the Operating Lease.

                  "Legal Requirements" shall mean all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or any Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all material permits, licenses and authorizations and regulations relating thereto, and all material covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "Lender Extension" shall have the meaning set forth in Section
2.10 hereof.

                  "LIBOR" shall mean the rate per annum calculated as set forth below:

                  (i) With respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date (rounded upwards to the nearest 1/16 of 1%). If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Lender shall determine LIBOR for each Interest Period and the determination of LIBOR by Lender shall be binding upon Borrower absent manifest error.

                  (ii) In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of "LIBOR" herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period.

                  "LIBOR Business Day" shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

                  "LIBOR Determination Date" shall mean (i) with respect to the Interest Period in which any Advance is made, two (2) LIBOR Business Days prior to the date of the applicable Advance and (ii) with respect to any other Interest Period, two (2) LIBOR Business Days prior to the ninth (9th) day of the calendar month in which the applicable Interest Period commences, provided that, notwithstanding the foregoing, Lender shall have the one (1) time right to change the LIBOR Determination Date by giving notice of such change to Borrower.

                  "Licenses" shall have the meaning provided in Section 4.1.21.

                  "Lien" shall mean, with respect to each Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Operating Lessee, the related Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LLC Agreement" shall have the meaning provided in Section 4.1.35.

                  "Loan" shall mean, in the aggregate, the Advances made to Borrower under this Agreement and evidenced by the Note, the aggregate principal amount of which shall not at any one time exceed $200,000,000.00.

                  "Loan Documents" shall mean this Agreement, the Note, the Security Instruments, the Maryland Guaranty, the Environmental Indemnity, the Assignments of Leases, the Assignments of Management Agreement, the Franchisor Estoppel and Recognition Letter, the Property Account Agreement, each Estoppel Certificate, each Financing Statement filed in connection herewith, and any other documents or instruments evidencing, securing, guaranteeing or executed in connection with an Advance or perfecting Lender's Lien in the Collateral.

                  "Lockbox Account" shall have the meaning provided in Section 3.4.1(b).

                  "Lockbox Bank" shall mean JPMorgan Chase Bank or any other Eligible Institution selected by Lender.

                  "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

                  "Major Lease" shall mean (i) the Operating Lease, (ii) any Lease for sit-down restaurant facilities at any Property, (iii) any Lease which together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) provides for ten percent (10%) or more of the total gross income for any Property, (B) covers five percent (5%) or more of the total space at any Property, in the aggregate, (C) provides for a lease term of more than ten (10) years including options to renew or (D) is with an Affiliate of Borrower and
(iv) any instrument guaranteeing or providing credit support for any Major
Lease.

                  "Maker" shall have the meaning set forth in the introductory paragraph hereto.

                  "Management Agreement" shall mean, with respect to any Property, the management agreement entered into by and between Operating Lessee and Manager, pursuant to which the Manager is to provide management and other services with respect to such Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

                  "Manager" shall mean, for each Property, that certain property manager set forth on EXHIBIT C or, if the context requires, a Qualified Manager who is managing the Property(s) in accordance with the terms and provisions of this Agreement.

                  "Manager Account" shall mean such account as Manager may from time to time designate by written notice to Lender and the bank maintaining the Concentration Account.

                  "Mandalay Beach Property" shall mean the Property commonly known as Embassy Suites Mandalay Beach, located at 2101 Mandalay Beach Road, Oxnard, California.

                  "Market Capitalization Rate" shall mean the appropriate capitalization rate for hotels as determined by Lender or the Rating Agencies.

                  "Maryland Guarantor" shall have the meaning set forth in the introductory paragraph hereto.

                  "Maryland Guaranty" shall mean that certain Guaranty dated as of the date hereof given by the Maryland Guarantor to Lender as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Maryland Property" shall mean the Property known as BWI Doubletree Guest Suites and located in Baltimore, Maryland.

                  "Material Adverse Effect" shall mean any condition which causes or continues the occurrence of an Event of Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of Borrowers, individually or taken as a whole, (ii) the ability of Borrowers to perform, or of Lender to enforce, any of the Obligations or (iii) the value of the Collateral, individually or taken as a whole.

                  "Material Adverse Hotel Market" shall mean the determination by Lender in its reasonable discretion there has been a material adverse change in the general market for hotels similar in quality, location and size as the applicable Property.

                  "Maturity Date" shall mean December 18, 2004 or (i) such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan or (ii) such later date pursuant to the terms of Section 2.10 hereof.

                  "Maturity Date Extension Criteria" shall mean, with respect to the extension of the Maturity Date as provided herein, (i) no Event of Default has occurred and is continuing under the Loan and (ii) Borrower sends Lender written request at least thirty (30) days, but not more than ninety (90) days, prior to the original Maturity Date.

                  "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "Member" shall have the meaning provided in Section 4.1.35.

                  "Monthly Debt Service Payment Amount" shall mean the amount of interest and the amortization, if any, due and payable on each Payment Date, pursuant to the Note and the terms hereof.

                  "Monthly Ground Rent Deposit" shall have the meaning provided in Section 7.4.

                  "Monthly Insurance Premium Deposit" shall have the meaning set forth in Section 7.2 hereof.

                  "Monthly Pegged Amount" shall mean an amount, which amount shall be determined on April 1st of each Fiscal Year, equal to one hundred fifteen percent (115%) of one-twelfth (1/12) of the annual operating expenses required to be paid during the then current Fiscal Year by Manager, on behalf of Borrower, in accordance with the Approved Annual Budget; provided however that such annual operating expenses shall not include Taxes, Insurance Premiums and incentive management fees. The Monthly Pegged Amount shall be adjusted based upon the release, substitution and/or addition of Properties in accordance with the terms hereof.

                  "Monthly Tax Deposit" shall have the meaning set forth in
Section 7.2 hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage Loan Borrower's Certificate" shall have the meaning provided in Section 3.1(n).

                  "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "Net Operating Income" shall mean, with respect to any Property, the amount obtained by subtracting Operating Expenses from Gross Income From Operations.

                  "Net Proceeds" shall have the meaning provided in Section 6.4(b).

                  "Net Proceeds Deficiency" shall have the meaning provided in
Section 6.4(b)(vi).

                  "New Property" shall have the meaning provided in Section 2.7.

                  "Non-Use Fee Due Date" shall mean the date which is five (5) Business Days after the date Lender has furnished Borrower with an invoice showing the amount of the Non-Use Fee; provided, however, such due date shall
(i) occur once per calendar quarter and (ii) not extend beyond the Maturity
Date.

                  "Non-Use Fee" shall have the meaning provided in Section
2.6.1.

                  "Note" shall have the meaning provided in Section 2.1.7.

                  "Notice of Borrower" shall have the meaning provided in
Section 2.1.5.

                  "Obligations" shall mean Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

                  "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.

                  "Origination Fee" shall have the meaning provided in Section 2.6.3(a).

                  "Operating Expenses" shall mean, with respect to each Property, the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, principal and interest payments required pursuant to the Note, Capital Expenditures and contributions to the Reserve Funds.

                  "Operating Lease" shall mean those certain Operating Leases described on EXHIBIT D attached hereto.

                  "Operating Lease Subordination Agreement" shall mean those certain Operating Lease Subordination Agreements with respect to the Properties.

                  "Operating Lessee" shall mean each operating lessee with respect to the applicable Operating Lease, as same is identified on EXHIBIT D hereto, together with any Additional Operating Lessee.

                  "Operating Lessee Principal" shall have the meaning set forth in the Operating Lease Subordination Agreement.

                  "Operating Lessee SPE Entities" shall mean individually and collectively, Operating Lessees and Operating Lessee Principals.

                  "Operating Lessee Documents" shall mean the Security Instruments, the Assignments of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Operating Lease Subordination Agreement and all other documents executed and/or delivered by Operating Lessee in connection with the Loan.

                  "Other Charges" shall mean all personal property taxes, Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against such Property or any part thereof.

                  "Payment Date" shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately succeeding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving at least thirty (30) days prior written notice of such change to Borrower.

                  "Permitted Encumbrances" shall mean, with respect to a Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Property or any part thereof, as approved by Lender, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (d) Liens securing Permitted FF&E Financing. and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

                  "Permitted FF&E Financing" shall have the meaning provided in
Section 5.2.10.

                  "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer or any of its respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date it is anticipated such funds will be needed to meet Borrower's obligations hereunder and meeting one of the appropriate standards set forth below:

                  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (ii)     Federal Housing Administration debentures;

                  (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency); provided, however, that the investments described in this clause must
         (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must
         (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                  (viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) for money market funds; and

                  (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  "Permitted Prepayment Period" shall mean any time during the thirty (30) day period immediately preceding the Maturity Date, provided that the outstanding principal balance of all hypothetical Fixed Rate CMBS Loans do not comply with the Conversion Parameters (taken individually, and not as a whole).

                  "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Personal Property" shall have the meaning set forth in
Article 1 of the Security Instrument with respect to each Property.

                  "Physical Conditions Report" shall have the meaning provided in Section 3.1(y).

                  "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

                  "Plan Assets" shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101 or similar law.

                  "Policies" shall have the meaning provided in Section 6.1(b).

                  "Portfolio Debt Service Coverage Ratio" shall mean the Debt Service Coverage Ratio of all of the Properties then remaining subject to the Lien of a Security Instrument; provided, however the Underwritten Cash Flow of all Excluded Properties shall not be included in the calculation of Portfolio Debt Service Coverage Ratio.

                  "Portfolio Loan to Value Ratio" shall mean the ratio, expressed as a percentage, of (a) the amount outstanding under the Loan divided by (b) the aggregate Property Value of all of the Properties; provided, however the Property Value of all Excluded Properties shall not be included in the calculation of Portfolio Loan to Value Ratio.

                  "Post-Termination Financing" shall have the meaning provided in Section 2.11.

                  "Post-Termination Financing Notice" shall have the meaning provided in Section 2.11.

                  "Prepayment Date" shall mean the date on which the prepayment of any principal amount of the Loan is made.

                  "Prime Rate" shall mean, on a particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective. Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%. The determination of the Prime Rate by Lender shall be conclusive and binding absent manifest error.

                  "Principal" shall have the meaning provided in Section 4.1.35.

                  "Prohibited Person" shall mean any Person:

                  (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

                  (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

                  (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

                  (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

                  (f) who is an Affiliate of or affiliated with a Person listed above.

                  "Properties" shall mean, collectively, each and every Property which is subject to the terms of this Agreement.

                  "Property" shall mean each parcel of real property (including, without limitation, any interest created pursuant to a Ground Lease), the Improvements thereon and all Personal Property owned by Borrower and Operating Lessee and encumbered by a Security Instrument, together with all rights pertaining to such Property and Improvements, as more particularly described in
Article 1 of each Security Instrument and referred to therein as the "Property", including any Release Property prior to its release or Substitute Property upon substitution.

                  "Property Account" shall have the meaning provided in Section 3.4.1(a).

                  "Property Account Agreement" shall have the meaning provided in Section 3.4.1(a).

                  "Property Account Bank" shall mean, for each Property, that certain property account bank set forth on EXHIBIT E, provided that such bank remains an Eligible Institution, and any successor Eligible Institution or other Eligible Institution selected by Borrower, subject to Lender's approval.

                  "Property Value" shall mean as used herein, for each Property, shall mean the value of such Property as determined by an Appraisal of such Property.

                  "Qualified Insurer" shall have the meaning provided in Section 6.1(b).

                  "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages on a national basis, together with its Affiliates, one hundred fifty (150) properties of a type, quality and size similar to the Properties, totaling in the aggregate no less than 30,000 guest rooms, (b) prior to whose employment as manager of the Properties, such employment shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed and (c) with a general business standing and experience, as determined by Lender, similar to the Managers on the Closing Date.

                  "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Property.

                  "Rating Agencies" shall mean each of S&P, Moody's, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender.

                  "Release" of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                  "Release Property" shall have the meaning provided in Section 2.5.

                  "Renewal Lease" shall have the meaning provided in Section 5.1.17(a).

                  "Rents" shall have the meaning set forth in Article 1 of the Security Instrument with respect to each Property.

                  "Replacement Management Agreement" shall mean, collectively,
(a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be acceptable to Lender in form and substance, and (b) a conditional assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Operating Lessee and such Qualified Manager at Borrower's expense.

                  "Replacement Reserve Account" shall have the meaning provided in Section 3.4.1(b)(iv).

                  "Replacement Reserve Fund" shall have the meaning provided in
Section 7.3.1.

                  "Replacement Reserve Monthly Deposit" shall mean the greatest of (i) such aggregate amounts as are required under the Franchise Agreements to be reserved for furniture, fixtures and equipment, (ii) such aggregate amounts as are required under the Management Agreements to be reserved for furniture, fixtures and equipment and (iii) the quotient obtained by dividing (A) the aggregate Gross Income From Operations for the Properties still subject to the Lien of a Security Instrument for the preceding calendar year (as reflected in Borrower's annual operating statements as approved and accepted by Lender) multiplied by four percent (4%) by (B) twelve (12). The Replacement Reserve Monthly Deposit shall be adjusted annually and shall be effective for the Replacement Reserve Monthly Deposit due on the Payment Date first occurring after the appropriate financial statements have been delivered to Lender as required herein.

                  "Replacements" shall have the meaning provided in Section
7.3.1.

                  "Required Earthquake Insurance Amount" shall mean earthquake insurance equal to (A) the product of (i) 100% of the "Full Replacement Cost" of the Improvements and the Personal Property and (ii) one times (1x) the probable maximum loss (which probable maximum loss for the Mandalay Beach Property is nineteen percent (19%)) plus (B) twelve (12) months of loss of business income derived from the applicable Property.

                  "Required Repair Account" shall have the meaning provided in
Section 7.1.1.

                  "Required Repair Fund" shall have the meaning provided in
Section 7.1.1.

                  "Required Repairs" shall have the meaning provided in Section 7.1.1.

                  "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

                  "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Required Repair Fund, the Ground Lease Escrow Fund, the Replacement Reserve Fund or any other escrow or reserve fund established by the Loan Documents.

                  "Reserve Properties" shall mean one or more Properties selected by Lender in Lender's sole discretion which, if the subject of a Conversion, would provide an aggregate Debt Service Coverage Ratio of at least 1.30:1.00 and an aggregate loan to value ratio of less than sixty percent (60%); provided, however, there shall be no Reserve Properties prior to the time the Portfolio Loan to Value Ratio equals or exceeds fifty percent (50%).

                  "Required Ratios" shall mean the Available Facility Amount, the Portfolio Loan to Value Ratio and the Portfolio Debt Service Coverage Ratio.

                  "Responsible Officer" means with respect to a Person, the president, chief financial officer or treasurer of such Person.

                  "Restoration" shall mean the repair and restoration of a Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender.

                  "Restricted Party" shall mean Borrower, Principal, the Operating Lessee SPE Entities, or any Affiliated Manager or any shareholder, partner or member or any direct or indirect legal or beneficial owner of, Borrower, Principal, the Operating Lessee SPE Entities or any Affiliated Manager; provided, however, that in no event shall FelCor, FelCor Lodging Trust Incorporated or Hilton be deemed a Restricted Party.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

                  "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a direct or indirect legal or beneficial interest.

                  "Second Tier" shall have the meaning provided in Section
6.1(b).

                  "Second Tier Insurer" shall have the meaning provided in
Section 6.1(b).

                  "Security Deposits" shall have the meaning provided in Section 5.1.17(e).

                  "Security Instrument" shall mean, with respect to each Property, except for the Maryland Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Borrower and Operating Lessee as security for the Loan and encumbering such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and with respect to the Maryland Property, the Indemnity Deed of Trust, as the same may be amended, restated, replaced, supplemental or otherwise modified from time to time.

                  "Servicer" shall have the meaning provided in Section 9.3.

                  "Servicing Agreement" shall have the meaning provided in
Section 9.3.

                  "Severed Loan Documents" shall have the meaning provided in
Section 8.2(c).

                  "Special Member" shall have the meaning provided in Section 4.1.35.

                  "Spread Adjustment" shall mean the positive or negative addition to the applicable interest rate and shall be calculated by Lender in its sole discretion (and disclosed to Borrower) based on market fluctuations in underlying commercial mortgage backed securities bond spreads. In order to calculate the Spread Adjustment, (i) in connection with a Conversion, Lender shall compare the weighted average fixed rate conduit loan spreads on the Closing Date, as shown on EXHIBIT F hereto, to the weighted average fixed rate conduit loan spreads from the most recent Conduit Securitization closed (A) with respect to that portion of such conduit loans rated at least Investment Grade, in the secondary mortgage market (as determined by Lender) and (B) with respect to that portion of such conduit loans not rated at least Investment Grade, by Lender and (ii) in connection with a Floating Rate Conversion, Lender shall compare the weighted average large loan floating rate spreads on the Closing Date, as shown on EXHIBIT F hereto, to the weighted average large loan floating rate spreads from the most recent Floating Rate Securitization closed in the secondary mortgage market (as determined by Lender). The determination of the Spread Adjustment by Lender shall be conclusive absent manifest error. For illustration purposes only, a hypothetical calculation of the Spread Adjustment is attached as EXHIBIT F hereto.

                  "State" shall mean, with respect to a Property, the State or Commonwealth in which such Property or any part thereof is located

                  "Subordination Agreement" shall have the meaning provided in
Section 3.1(p).

                  "Substitute Property" shall have the meaning provided in
Section 2.5.

                  "Survey" shall mean, with respect to a Property, a survey prepared by a surveyor licensed in the State where such Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                  "Tax Account" shall have the meaning provided in Section
3.1.4.

                  "Tax and Insurance Escrow Fund" shall have the meaning provided in Section 7.2.

                  "Taxes" shall mean all real estate taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof.

                  "Temporarily Excluded Properties" shall mean each Property (i) which has had a Material Adverse Effect or (ii) which has been the subject of a Casualty or Condemnation and the Net Proceeds relating thereto are equal to or greater than $250,000; provided, however, such Property shall no longer be deemed a Temporarily Excluded Property (A) in the case of subsection (i) above, after calculation of the Excluded Property Cash Flow Requirements or (B) in the case of subsection (ii), after the completion of Restoration of such Property in accordance with the terms of Section 6.4.

                  "Termination Date" shall have the meaning provided in Section 2.11.

                  "Termination Fee" shall mean the present value as of the Termination Date of the Assumed Non-Use Fee from the Termination Date through the Maturity Date determined by discounting such payments at the Discount Rate. The determination by Lender of the Termination Fee shall be conclusive and binding on Borrower absent manifest error.

                  "Terrorism Exclusion" shall have the meaning provided in
Section 6.1(a)(x).

                  "Terrorism Insurance" shall have the meaning provided in
Section 6.1(a)(x).

                  "Terrorism Insurance Cap" shall have the meaning provided in
Section 6.1(a)(x).

                  "Terrorism Insurance Required Amount" shall have the meaning provided in Section 6.1(a)(x).

                  "Third Party Reports" shall mean collectively, the Appraisal, the Physical Conditions Report and the Environmental Report.

                  "Title Insurance Policy" shall have the meaning provided in
Section 3.1(t).

                  "Title Date-Down" shall have the meaning provided in Section 3.1(t).

                  "Transaction Costs" shall mean all costs and expenses paid or payable by Borrower relating to the Transactions (other than in connection with the securitization of any portion of the Loan, a Fixed Rate CMBS Loan or a Floating Rate CMBS Loan) including, without limitation, the costs and expenses of Lender in conducting its due diligence with respect to the Transactions, advisory fees, appraisal fees, legal fees, accounting fees, title insurance premiums, recording charges and taxes, whether directly or as reimbursement to Lender.

                  "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

                  "Transfer" shall have the meaning provided in Section
5.2.10(a).

                  "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Termination Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

                  "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State in which a Property is located.

                  "Underwritten Cash Flow" shall mean the Net Operating Income for the most recently available 12 full calendar month period preceding the date of calculation as set forth in the financial statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties, or (iii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, (B) the actual franchise fees incurred and (C) the greater of (1) actual Replacement Reserve Fund contributions equal to 4% of Gross Income From Operations and (2) contributions for Replacements required pursuant to the Management Agreements and the Franchise Agreements, as the foregoing may be adjusted to be consistent with Lender's then current Commercial Lending Program Criteria.

         SECTION 1.2 Principles of Construction.

         All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The term "Borrower", as used herein, shall mean, individually and collectively, as the context requires "Maker" in its capacity as the owner of all of the Properties other than the Maryland Property and "Maryland Guarantor" in its capacity as the owner of the Maryland Property.

                     II. AMOUNT AND TERMS OF LOAN ADVANCES

         SECTION 2.1 ADVANCES.

         2.1.1    Agreement to Lend and Borrow.

         Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

         2.1.2    Additional Advances.

         Subject to and upon the terms and conditions herein set forth, Lender agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make Advances to Borrower, which Advances shall not exceed in aggregate principal amount at any time outstanding, the Available Facility Amount at such time; provided, however, for the purpose of this Section 2.1.2, Available Facility Amount shall be calculated excluding all Temporarily Excluded Properties and all Excluded Properties.

         2.1.3    Limitation on Advances.

         Each Advance of the Loan shall be in the minimum increments of Fifteen Million Dollars (U.S. $15,000,000.00). No Advance shall be made after the Maturity Date. Beginning on the Closing Date through and including July 18, 2003, there shall be no more than three (3) Advances. Beginning on July 19, 2003 and thereafter, there shall be no more than one (1) Advance made in any calendar month.

         2.1.4    Intentionally Omitted.

         2.1.5    Notice of Borrowing.

         Whenever Borrower desires an Advance hereunder, it shall give Lender at Lender's office prior to 10:00 A.M., New York City time, telex, facsimile, or telephonic notice (promptly confirmed in writing) of each Advance to be made hereunder, at least three (3) Business Days prior to such Advance being made. Each such notice (a "Notice of Borrowing") (i) shall be irrevocable, (ii) shall be executed by Borrower, (iii) shall specify (w) the aggregate principal amount of the requested Advance and (x) the date of Borrowing (which shall be a Business Day), (iv) shall certify that, taking into account the amount of the requested Advance, no Default or Event of Default has occurred and is continuing, all provisions of the Loan Documents, will be complied with after giving effect to such Advance, (v) shall include wiring instructions relating to the proceeds of such Advance, (vi) shall contain a description of the intended use of the Advance and (vii) shall be in the form annexed hereto as EXHIBIT G.

         2.1.6    Disbursement of Funds.

         No later than 2:00 P.M., New York City time on the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, Lender will make available to Borrower (i) in accordance with the wire instructions provided by Borrower or (ii) by wire transfer into an account at Lender's office as directed by Borrower, in the applicable Notice of Borrowing.

         2.1.7    The Note.

         Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by a promissory note duly executed and delivered by Borrower (together with any additional notes executed in connection with the Loan, as any of the same may be amended, restated, modified or supplemented from time to time, the "Note") which shall be secured by the Loan Documents.

         SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

         2.2.1    Payments.

              (a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the end of the Interest Period in which the Maturity Date occurs at the Applicable Interest Rate. Monthly installments of interest only shall be paid on each Payment Date commencing on the first Payment Date immediately succeeding the date on which the initial Advance occurs and on each subsequent Payment Date thereafter up to and including the Maturity Date for the Interest Period in which such Payment Date or Maturity Date occurs.

              (b) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

         2.2.2    Interest Calculation.

         Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate equal to the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance.

         2.2.3    Eurodollar Rate Unascertainable; Illegality; Increased Costs.

         (a) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period, with a written confirmation of such determination promptly thereafter. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period. (ii) If, pursuant to the terms of this Section, the Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

              (b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the portion of the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by Applicable Law. Borrower hereby agrees promptly to pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion. Lender's written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                  (c) In the event that any change in any requirement of any Applicable Law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any Governmental Authority, in each such case, which is generally applicable to all Lenders subject to such Governmental Authority's jurisdiction:

                  (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any U.S. office of Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (ii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

                  (iii) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder by any amount deemed by Lender to be material;

then, in any such case, Borrower shall promptly pay Lender (within ten (10) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material. If Lender becomes entitled to claim any additional amounts pursuant to this Section, Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

                  (d) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs to the extent it is a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

                  (e) In the case that the Loan is affected by the circumstances described above, if any Advance has not yet been made but is then the subject of a Notice of Borrowing, Borrower shall be deemed to have canceled and rescinded such notice.

         2.2.4    Payment on Maturity Date.

         Borrower shall pay to Lender on (or, to the extent permitted herein, before) the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).

         2.2.5    Intentionally Omitted.

         2.2.6    Late Payment Charge.

         If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by Applicable Law; provided, however, Borrower shall have the option, not to be exercised more than three (3) times during the term of the Loan, to not pay the late payment charge contemplated by this Section 2.2.6 in the event any Monthly Debt Service Payment Amount is paid within one (1) Business Day after the date the same was due.

         2.2.7    Usury Savings.

         This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.2.8    Foreign Taxes.

         If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, Foreign Taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is resident or organized, or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's lending office or any political subdivision thereof or in which Lender is resident or engaged in business. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to Applicable Law by Borrower, Borrower shall send to Lender an original official receipt showing payment of such non-excluded Foreign Tax or other evidence of payment reasonably satisfactory to Lender. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, or (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under Applicable Law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

         SECTION 2.3 PREPAYMENTS.

         2.3.1    Voluntary Prepayments.

         Except as otherwise provided in this Section 2.3.1 and Section 2.3.2 hereof, Borrower shall not have the right to prepay the Loan, in whole or in part.

                  (a) On any Business Day during a Permitted Prepayment Period, Borrower may, at its option, prepay the Loan in whole, but not in part, without penalty or premium, upon satisfaction of the following conditions:

                           (i) Borrower shall provide prior written notice to Lender specifying the Prepayment Date upon which the prepayment is to be made, which notice shall be delivered to Lender not less than five (5) Business Days prior to such payment.

                           (ii) Borrower shall pay to Lender, simultaneously with such prepayment, (i) Breakage Costs, if any; and (ii) all other sums then due under this Agreement, the Note or the other Loan Documents.

                  (b) In the event that Lender has failed to give Borrower a Conversion Notice (that ultimately results in the consummation of a Conversion) for a period of two hundred seventy (270) consecutive calendar days, beginning on any Business Day thereafter and ending on the Business Day Borrower receives such a Conversion Notice, Borrower may, at its option, prepay the Loan in whole, but not in part, without penalty or premium, upon satisfaction of the following conditions:

                           (i) Borrower shall provide prior written notice to Lender specifying the Prepayment Date upon which the prepayment is to be made, which notice shall be delivered to Lender not less than five (5) Business Days prior to such payment.

                           (ii) Borrower shall pay to Lender, simultaneously with such prepayment, (i) Breakage Costs, if any; and (ii) all other sums then due under this Agreement, the Note or the other Loan Documents.

         2.3.2    Mandatory Prepayments.

                  (a) If at any time, the outstanding principal balance of the Loan shall exceed the then Available Facility Amount, Borrower shall be required to (i) prepay the Loan (within five (5) Business Days of written notice from Lender), without penalty or premium, such that the Available Facility Amount shall equal the outstanding balance of the Loan or (ii) within forty-five (45) calendar days of written notice from Lender, encumber not more than two (2) additional Properties by the Lien of the Security Instruments, which Properties shall be satisfactory to Lender and comply with the provisions of Section 2.7 hereof such that the Available Facility Amount shall equal or exceed the outstanding balance of the Loan.

                  (b) On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if and to the extent Lender is not obligated to make such

         Net Proceeds available to Borrower for the Restoration of a Property, Borrower shall prepay, without penalty or premium, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds.

         2.3.3    Prepayments After Default.

         If, following an uncured Event of Default, Borrower tenders payment of all or any part of the outstanding principal of the Debt, or if all or any portion of the outstanding principal of the Debt is recovered by Lender after such Event of Default such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment of the Loan and Borrower shall pay, in addition to the outstanding principal of the Debt, (i) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date, (ii) a prepayment consideration equal to two percent (2%) of the amount being prepaid, (iii) Breakage Costs, if any,; and (iv) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial or total prepayment.

         2.3.4    Making of Payments.

         Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

         2.3.5    Application of Prepayments.

         All prepayments received pursuant to this Section 2.3 and all proceeds of a Conversion or a Floating Rate CMBS Conversion shall be applied first, to unpaid Fees which are then due and payable, second, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, third to interest on the outstanding principal balance being prepaid that would have accrued through the end of the Interest Period in which the prepayment occurred, notwithstanding that such Interest Period extends beyond the date of prepayment, and fourth, to the reduction of principal.

         SECTION 2.4 RELEASE OF EXCLUDED PROPERTY.

         Provided no Event of Default has occurred and is continuing, Borrower may obtain the release of an Excluded Property from the Lien of the Security Instrument thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Excluded Property (other than those expressly stated to survive), but only upon the satisfaction of each of the following conditions:

                  (a)      Borrower shall provide Lender with at least thirty
         (30) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Excluded Property;

                  (b)      Borrower shall submit to Lender, not less than ten
         (10) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Excluded Property for execution by Lender. Such release shall be in a form appropriate in the State in which the Excluded Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that (i) such documentation is in compliance with all applicable Legal Requirements and (ii) the release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

                  (c)      Intentionally Omitted;

                  (d) In the event the Release Property is subject to an Operating Lease along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Property to be released; and

                  (e) Lender shall have received payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Excluded Property from the Lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith.

         SECTION 2.5 RELEASE AND SUBSTITUTION OF COLLATERAL.

         Subject to the terms of this Section, Borrower may obtain a release of the Lien of a Security Instrument (and the related Loan Documents) encumbering a Property (a "Release Property") by substituting therefor another hotel property acquired by Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions precedent are satisfied:

                  (a) Borrower shall not have the right to release and substitute more than three (3) Properties in accordance with this Section unless such the Release Property is an Excluded Property, in which case the limitations contained in this sentence shall not apply. Any Substitute Property shall, among other things, require approval by Lender's internal credit committee(s) prior to being encumbered by a Security Instrument pursuant to the terms hereof.

                  (b) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

                  (c) If the Borrower continues to own a Property subject to the Lien of a Security Instrument, Lender shall have received (i) a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower or Principal pursuant to an arms length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

                  (d) Unless Lender shall have consented in writing to a lower appraised value, Lender shall have received a current Appraisal (which Appraisal shall be ordered by Lender and paid for by Borrower) of (i) the Substitute Property and (ii) the Release Property, each prepared within sixty (60) days prior to the release and substitution, showing an appraised value of the Substitute Property equal to or greater than one hundred percent (100%) of (A) the appraised value of the Release Property as of the Closing Date and (B) the appraised value of the Release Property immediately prior to the date of the proposed substitution.

                  (e) Unless Lender shall have consented in writing to a lower Underwritten Cash Flow, Lender shall have received a certificate of Borrower certifying, together with other evidence satisfactory to Lender that, the Underwritten Cash Flow for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is equal to or greater than the Underwritten Cash Flow for the twelve (12) full calendar months immediately preceding the date of the proposed substitution with respect to the Release Property.

                  (f) Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender's reasonable discretion, and shall be based upon, among other things, (i) revenue per available room, (ii) occupancy rates, (iii) the revenue per available room penetration index, (iv) operating cash flow, (v) quality of the Franchisor and Manager and (vi) general trends of the Release Property and the Substitute Property with respect to (i), (ii), (iii),
         (iv) and (v) above, all as determined by Lender in its reasonable discretion.

                  (g) Unless such event or condition relates solely to the Release Property and will be fully cured by the release and substitution, no Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as Lender may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender.

                  (h) Borrower shall (A) have executed, acknowledged and delivered to Lender (I) a Security Instrument, an Assignment of Leases and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the State in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an Environmental Indemnity with respect to the Substitute Property from Indemnitor and (B) have caused Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Security Instrument, Assignment of Leases, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Security Instrument encumbering the Substitute Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred twenty-five percent (125%) of the applicable CMBS Loan Amount for the Substitute Property.

                  (i) Lender shall have received (A) to the extent available, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Security Instruments as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Security Instrument with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Security Instruments and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the CMBS Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the CMBS Loan Amount, together, if available, with "last dollar endorsement," (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the Liens of the existing Security Instruments, and such other endorsements or affirmative coverage that Lender shall require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

                  (j) Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

                  (k) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for a Property have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

                  (l) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to Lender (which Phase I environmental report shall be ordered by Lender and paid for by Borrower) and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to Lender, which conclude that the Substitute Property does not contain any Hazardous Materials and is not subject to any significant risk of contamination from any off site Hazardous Materials.

                  (m) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

                  (n) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Applicable Law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to Lender stating that the Loan Documents delivered with respect to the Substitute Property pursuant to this Section, among other things, have been duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; and (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein.

                  (o) Borrower shall (i) have paid, (ii) have escrowed with Lender or (iii) be contesting in accordance with the terms hereof, all Transaction Costs relating to each of the Properties and the Substitute Property, including without limitation, (x) accrued but unpaid Insurance Premiums relating to each of the Properties and the Substitute Property, and (y) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (z) currently due and payable Other Charges relating to each of the Properties and Substitute Property.

                  (p) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.

                  (q) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

                  (r) Upon the request of Lender, Borrower shall have delivered to Lender estoppel certificates from all tenants under Major Leases at the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the subject Lease is a valid and binding obligation of the tenant thereunder, (2) to the best of the tenant's knowledge, there are no defaults under such Lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such Lease, (4) no rent under such Lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such Lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such

         Lease has been substantially completed and the tenant under such Lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject Lease has not yet been completed, Borrower shall deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such Lease.

                  (s) Lender shall have received copies of all Leases affecting the Substitute Property (of which the Major Leases shall be satisfactory to Lender in its reasonable discretion) certified by Borrower as being true and correct.

                  (t) Upon the request of Lender, Lender shall have received subordination agreements in the form approved by Lender in connection with the origination of the Loan (or such other form approved by Lender, which approval shall not be unreasonably withheld) with respect to tenants under all Leases at the Substitute Property to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases.

                  (u) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

                  (v) Lender shall have received a Physical Conditions Report (which Physical Conditions Report shall be ordered by Lender and paid for by Borrower)with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste or in the event such report indicates the need for immediate or on-going repairs at the Substitute Property, Lender shall have established a reserve in the amount of 125% of the estimated cost of completing such immediate or on-going repairs, provided, however, in no event shall Lender be obligated to accept a Substitute Property if the physical condition report relating to such Substitute Property indicates any damage or deficiencies which in Lender's reasonable judgment create a risk to the safety or well-being to the occupants of such Substitute Property.

                  (w) Lender shall have received evidence satisfactory to Lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

                  (x) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release

         Property and, if appropriate, the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a Replacement Management Agreement for the Substitute Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as are acceptable to Lender.

                  (y) Lender shall have received an Operating Lease (i) in substantially the form as the Operating Lease in effect on the date hereof or (ii) which is satisfactory to Lender, encumbering only the Substitute Property or, in the event the Release Property is subject to a Operating Lease along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Release Property and, if appropriate, the addition of the Substitute Property as a property encumbered pursuant thereto.

                  (z) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as reasonably requested by Lender.

                  (aa) Lender shall have received certified copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance reasonably satisfactory to Lender.

                  (bb) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including, without limitation, liquor licenses and evidence that such consents, licenses and approvals are in full force and effect.

                  (cc) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property and Borrower in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

                  (dd) Lender shall have approved the applicable franchisor and, unless such franchise agreement is substantially in the same form and substance as the Franchise Agreements, the applicable franchise agreement and shall have received a Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property, in form and substance reasonably satisfactory to Lender.

                  (ee) Lender shall have received certified copies of the most recent Quality Assurance Reports for the Substitute Property, if any which shall be reasonably satisfactory to Lender.

                  (ff)     Borrower shall submit to Lender, not less than ten
         (10) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located and shall contain standard provisions, if any, protecting the rights of Lender in and to the remaining Properties and regarding the Release Property to the extent of any surviving provisions of the Loan Documents relating to the Release Property.

                  (gg) Borrower shall deliver an Officers Certificate certifying that the requirements set forth in this Section have been satisfied.

         Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property and the Substitute Property shall be deemed to be a Property for purposes of this Agreement.

                  All due diligence required to be delivered to Lender in connection with this Section shall be in form, scope and substance reasonably satisfactory to Lender.

         SECTION 2.6 FEES.

         2.6.1    Non-Use Fee.

         Borrower shall pay to Lender a fee (the "Non-Use Fee"), computed at the per annum rate (based on a year of 360 days, for the actual number of days elapsed) of one-half of one percent (0.5%) on the average daily unfunded portion of the Facility Amount, from and including the Closing Date through and including the Maturity Date, payable, quarterly in arrears, on the Non-Use Fee Due Date. Lender shall notify Borrower on or about the last day of the calendar quarter (or on the Maturity Date, if applicable) of the amount of the Non-Use Fee then due.

         2.6.2    Administration Fee.

         Borrower shall pay to Lender an administrative fee as compensation for administering and servicing the Loan and performing its duties under this Agreement and the Loan Documents equal to $10,000.00 per annum (the "Administrative Fee") as the same may be pro-rated for any period of less than a full calendar year. The Administrative Fee shall be paid in advance on the date hereof and on the first day of each twelfth calendar month thereafter.

         2.6.3    Origination Fee.

              (a) In consideration of Lender making the Facility Amount available to Borrower, Borrower shall pay to Lender an origination fee equal to one-half of one percent (0.5%) of the Initial Available Facility Amount (the "Origination Fee") which shall be earned upon the signing of this Agreement and will be paid on the date hereof.

              (b) In addition, upon demand, Borrower shall pay to Lender an additional origination fee (the "Additional Origination Fee") equal to one-half of one percent (0.5%) of any increase in the Available Facility Amount determined in accordance with Section 2.7 or Section 5.3 hereof; provided, however, Borrower shall not be obligated to pay the Additional Origination Fee (i) to the extent that Borrower has previously paid an Additional Origination Fee based on the then current Available Facility Amount or (ii) in the event that Borrower irrevocably waives in writing the right to receive Advances in excess of the Initial Available Facility Amount.

         2.6.4    Termination Fee.

         Borrower shall pay to Lender a termination fee equal to the Termination Fee upon the termination of this Agreement and the Loan pursuant to Section 2.11 hereof.

         SECTION 2.7 INCREASING AVAILABLE FACILITY AMOUNT.

              (a) In addition to the provisions of Section 5.3 hereof, Borrower may, prior to the Maturity Date and subject to the limitations set forth herein, increase the Available Facility Amount by offering to add not more than two (2) additional properties as security for the Loan and encumbering them with the Lien of the Security Instruments and the Loan Documents (each, a "New Property" and collectively, the "New Properties"). If Lender determines that such New Properties are satisfactory to Lender in its sole discretion (including, without limitation, approval by Lender's internal credit committee(s)) and all the conditions in this Section and
     Section 3.1 are complied with, the Available Facility Amount shall be increased (when New Properties have been encumbered by the Lien of the Security Instruments and the Loan Documents) by the maximum amount equal to the lesser of (i) sixty percent (60%) of the appraised fair market value of the New Properties being added and (ii) that amount necessary to insure a Debt Service Coverage Ratio of at least 1.30:1.00, subject to the condition that each New Property be encumbered by the Lien of the Security Instruments and the Loan Documents prior to any increase in the Available Facility Amount and promptly following notification by Lender to Borrower that such New Property is satisfactory.

              (b) In no event shall the Available Facility Amount be increased to more than the Facility Amount.

              (c) In addition to the restrictions set forth above, at any time that the Available Facility Amount is to be increased at the request of Borrower, the following conditions precedent must be satisfied:

                    (i) No Default or Event of Default has occurred and is continuing or would result from the consummation of the proposed addition of the New Property;

                    (ii) The increase in the Available Facility Amount as a result of the addition of one or more New Properties pursuant to this
         Section 2.7 shall be equal to or in excess of $5,000,000 per New Property;

                    (iii) Borrower has executed and delivered to Lender (at Borrower's sole cost and expense) all of the documents required under
         Section 2.5 for a Substitute Property and has complied with all of the conditions contained in Section 2.5 with respect to a Substitute Property;

                    (iv) If requested by Lender and at no additional material cost to Borrower (other than with respect to legal counsel retained by Borrower), Borrower shall execute a new or amended Note covering the amount of such increase and provide to Lender such amendments, supplements, modifications or increases to the applicable Security Instruments and Loan Documents as Lender may deem reasonably necessary in connection therewith, which may include some or all of the documents or items required under Section 2.5 in connection with a Substitute Property and under Section 3.1 in connection with an Advance, and it is understood that any new Note shall be cross-defaulted with the other Note, Security Instruments and Loan Documents and cross collateralized with the Properties; and

                    (v) No increase in the Available Facility Amount pursuant to this Section 2.7 may take place after ninety (90) days prior to the Maturity Date or the Extended Maturity Date, as applicable.

         SECTION 2.8 INTENTIONALLY OMITTED.

         SECTION 2.9 ADDITIONAL BORROWERS/OPERATING LESSEE.

              (a) FelCor shall create additional entities for the purpose of adding any New Property to be encumbered by a Security Instrument, and each such additional entity ("Additional Borrower") shall be wholly owned, directly or indirectly, by FelCor and controlled by FelCor and shall upon execution of a Security Instrument be deemed to be a Borrower for the purpose of this Agreement and the Loan Documents. FelCor agrees to cause each such additional entity to execute a modification to this Agreement adding such additional entity as a Borrower hereunder. For any Advance made subsequent to the creation of such additional entity, such additional entity shall be required to deliver and execute documents and comply with the requirements of this Agreement (including, but not limited to, the obligations to execute any Notes in connection with any further Advances).

              (b) FelCor shall create additional entities to be the Operating Lessee of such New Property to be encumbered by a Security Instrument, and each such additional entity ("Additional Operating Lessee") shall be wholly owned, directly or indirectly, by FelCor and controlled by FelCor and shall upon execution of a Security Instrument be deemed to be a Operating Lessee for the purpose of this Agreement and the Loan Documents. FelCor agrees to cause each such additional entity to execute a modification to this Agreement adding such additional entity as an Additional Operating Lessee hereunder. For any Advance made subsequent to the creation of such additional entity, such additional entity shall be required to deliver and execute documents and comply with the requirements of this Agreement (including, but not limited to, the obligations to execute any Notes in connection with any further Advances).

         SECTION 2.10 EXTENSION OF MATURITY DATE.

         Upon compliance with the Maturity Date Extension Criteria, Borrower may extend the Maturity Date for one (1) additional six (6) month period (the "Extended Maturity Date"). In addition, Lender may, upon written notice to Borrower, extend the Maturity Date or the Extended Maturity Date, as applicable, (a "Lender Extension") for a period of not more than four (4) months if Lender determines in its sole discretion that such an extended Maturity Date is necessary or desirable in order to convert all or a portion of the Loan into Fixed Rated CMBS Loans pursuant to the terms of Section 9.1 hereof. Borrower shall not be entitled to any Advances (and Lender shall not be obligated to make any Advances) beginning on the Maturity Date or Extended Maturity Date, as applicable.

         SECTION 2.11 TERMINATION OF LOAN.

              (a) In the event the outstanding principal balance of the Loan does not exceed the Conversion Parameters for all hypothetical Fixed Rate CMBS Loans (taken individually, and not as a whole), upon at least ten
     (10) Business Days prior irrevocable written notice to Lender, Borrower shall have the right to terminate the Loan, this Agreement and reduce the Facility Amount to zero, provided that Borrower, on the date specified in such notice (the "Termination Date"), pays to Lender, the entire outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon, all Breakage Costs, the Termination Fee, and all other sums due under the Note, this Agreement and the other Loan Documents. From and after the Termination Date, Lender shall have no further obligation to make any Advances.

              (b) From and after a Termination Date through and including Maturity Date or Extended Maturity Date, as applicable, in the event Borrower or any Affiliate thereof desires to obtain secured first lien mortgage financing for one or more Properties (a "Post-Termination Financing") then Borrower shall deliver to Lender written notice of its intention to obtain such Post-Termination Financing (the "Post-Termination Financing Notice"). Lender shall thereafter have an exclusive opportunity for a period of thirty (30) days following its receipt of the Post-Termination Financing Notice to issue a term sheet, application or similar loan quote for such Post-Termination Financing which shall be on terms and conditions substantially similar to those contained in (i)
     Section 9.1 or 9.2 hereof, as applicable (including, without limitation, relating to the applicable interest rate) and (ii) the Conversion Amended Loan Documents or Floating Rate Conversion Documents, as applicable (the "Financing Quote"). Lender shall be under no obligation to deliver the Financing Quote and said Financing Quote, if offered, shall in no way be construed as a commitment by Lender to engage in the Post-Termination Financing. After receipt by Borrower of the Financing Quote, Borrower and Lender shall thereafter proceed in good faith to (A) obtain approval by Lender's internal credit committee(s) of such Post-Termination Financing and, (B) if such approval is obtained, to promptly close the Post-Termination Financing pursuant to the terms of the Financing Quote. Notwithstanding anything to the contrary contained in this Section 2.11, nothing in this Agreement shall constitute either (i) a commitment by Lender for the Post-Termination Financing or (ii) an offer by Lender to make a commitment for the Post-Termination Financing.

                  III.     CONDITIONS PRECEDENT; CASH MANAGEMENT

         SECTION 3.1 CONDITIONS PRECEDENT

         3.1.1    Conditions Precedent to the Initial Advance.

         The obligation of Lender to close the Loan is subject to the satisfaction by Borrower on the Closing Date of the following conditions precedent:

              (a) Due Diligence. Lender shall have conducted a due diligence analysis concerning the Properties to the extent required by Lender, the results of which must be satisfactory to Lender in its sole discretion. Borrower shall promptly deliver all materials reasonably requested by Lender, including, without limitation, all Leases, in connection with such analysis.

              (b) Valuation. The amount of the Advances to be secured by the Properties shall not exceed the aggregate Property Values. Notwithstanding the foregoing, no Advance shall be permitted that would cause the aggregate principal balance of the Loan to exceed the Available Facility Amount.

              (c)      Loan Documents.

                  (i) Loan Facility Agreement. Borrower and FelCor shall have executed and delivered this Agreement to Lender.

                  (ii) The Note. Borrower shall have executed and delivered to Lender the Note in the amount, maturity and as otherwise provided herein.

                  (iii) Security Instruments. Borrower and Operating Lessee shall have executed and delivered to Lender mortgages, deeds of trust, deeds to secure debt or other security instruments substantially in the form set forth as EXHIBIT H hereto, as such Security Instrument may be modified to confirm with the requirements of any federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders (as amended, restated, modified or supplemented from time to time, collectively, the "Security Instruments"), covering the Property.

                  (iv) Assignment of Leases. Borrower and Operating Lessee shall have executed and delivered the Assignment of Leases substantially in the form set forth as EXHIBIT I hereto, as such Assignment of Leases may be modified to confirm with the requirements of any federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders (as amended, restated, modified or supplemented from time to time, the "Assignment of Leases").

                  (v) Environmental Indemnity. Borrower and FelCor shall have executed and delivered to Lender the Environmental Indemnity substantially in the form set forth as EXHIBIT J hereto, (as amended, restated, modified or supplemented from time to time, the "Environmental Indemnity").

                  (vi) Assignment of Management Agreement. Operating Lessee and Manager shall have executed and delivered to Lender, the Assignment of Management Agreement with respect to each Property substantially in the form set forth as EXHIBIT K hereto, (as amended, restated, modified or supplemented from time to time, the "Assignment of Management Agreement").

                  (vii) Property Account Agreement. Borrower and an Eligible Institution shall have executed and delivered to Lender a Property Account Agreement substantially in the form set forth as EXHIBIT L hereto with respect to each Property.

                  (viii) Franchisor Estoppel and Recognition Letter. Borrower shall have delivered to the Lender the Franchisor Estoppel and Recognition Letter substantially in the form set forth as EXHIBIT M hereto, executed by Franchisor, (a "Franchisor Estoppel and Recognition Letter") with respect to each Property.

                  (ix) Quality Assurance Reports. Lender shall have received, with respect to each Property, certified copies of the most recent Quality Assurance Reports, each of which shall be reasonably satisfactory to Lender.

                  (x) Mortgage Loan Borrower's Certificate. Borrower shall have executed and delivered to Lender a certification by Borrower ("Mortgage Loan Borrower's Certificate") substantially in the form set forth as EXHIBIT N (i) certifying that (A) all of the representations and warranties contained in this Agreement, the Security Instruments and the other Loan Documents are true and correct in all material respects, (B) and that there is no uncured Default or uncured Event of Default hereunder and (ii) containing a Compliance Certificate.

                  (xi) Operating Lessee Documents. The applicable Operating Lessee shall have executed and delivered to Lender the Operating Lessee Documents.

              (d)      Opinions of Counsel.

         Lender shall have received legal opinions from counsel to Borrower, in form and substance satisfactory to Lender and its counsel that, among other things: (i) the Loan Documents have been duly authorized, executed and delivered by Borrower, (ii) the Loan Documents are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (iii) that Borrower is qualified to do business and in good standing under the laws of the jurisdiction in which it is organized, in which it is transacting business and where the Properties are located; (iv) the encumbrance of the Property by the Lien of the Loan Documents shall not cause a breach of, or a default under, any material agreement, document or instrument to which Borrower is a party or to which they or any of their properties are bound or affected; (v) either (A) to the extent that the Loan Documents state that the laws of the State of New York shall apply, the courts of the State where the applicable Property is located would, in a properly presented case (1) give effect to the agreement of the parties that the Loan Documents be governed by and construed in accordance with the laws of the State of New York to the extent provided in the Loan Documents and (2) construe the Loan Documents in accordance with the laws of the State of New York to the extent provided in the Loan Documents or
(B) the Loan does not violate any applicable usury laws; and (vi) the Uniform Commercial Code Financing Statements, will provide a valid Lien in the collateral intended to be secured thereby. In addition, Lender shall receive an opinion relating to the substantive non-consolidation of Borrower and its constituent parties in form, scope and substance acceptable to Lender. The opinions required in subsections (ii), (v) and (vi) shall be delivered from a counsel to Borrower located in the state in which the applicable Property is located.

              (e)      Organizational Documents.

         Lender shall have received (i) with respect to the applicable Borrower, Operating Lessee, general partners or managing members thereof, if such entity is a partnership, the agreement of partnership, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by each general partner of such partnership, together with a copy of the filed partnership certificate of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each state in which each such entity is required to be qualified to transact business, each to be dated not more than thirty (30) days prior to the Closing Date; (ii) with respect to the applicable Borrower, Operating Lessee, general partners or managing members thereof, if such entity is a limited liability company, the operating agreement of the limited liability company, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the managing member of such limited liability company, together with a copy of the filed articles of organization or similar instrument of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each state in which each such entity is required to be qualified to transact business, each to be dated not more than thirty (30) days prior to the Closing Date; and (iii) with respect to the corporate general partner of the applicable Borrower Owner and Operating Lessee, general partners or managing members thereof, if such entity is a corporation, the certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of the state in which the Property is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than thirty
(30) days prior to the Closing Date and a copy of the by-laws certified by an officer of the corporation.

              (f) Certified Resolutions, etc. Lender shall have received a certificate, dated the Closing Date, of a Responsible Office of the applicable Borrower, general partners or managing members thereof, if such entity is a corporation, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

              (g)      Estoppel Certificates. Upon the request of Lender,
     Lender shall have received executed estoppel letters or certificates substantially in the form reasonably satisfactory to Lender with respect to Major Leases in effect at the Properties (each, an "Estoppel Certificate").

              (h) Subordination Agreements. If requested by Lender, Borrower shall have delivered a Subordination Agreement substantially in the form set forth as EXHIBIT O hereto or in form satisfactory to Lender; such agreement to be fully executed by such tenants under Major Leases as required by Lender (as amended, restated, modified or supplemented from time to time, the "Subordination Agreement").

              (i) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each Property of types, in amounts, and with insurers in compliance with the terms, provisions and conditions of Section 6.1 hereof, with each policy naming Lender as an additional insured (in the case of liability insurance) and as an additional loss payee (in the case of property damage insurance) and with standard mortgagee endorsements.

              (j) Lien Search Reports. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions as requested by Lender, performed by a search firm acceptable to Lender with respect to the Properties and Borrower.

              (k) Financing Statements. Borrower shall have executed and delivered to Lender UCC-l financing statement signed by Borrower, as debtor, naming Lender, as secured party, and filed in the appropriate offices of each jurisdiction where the Properties and Borrower are located (each, a "Financing Statement").

              (l)      Title Insurance Policy. Lender shall have received
     (i) title insurance policies issued by a title insurance company satisfactory to Lender insuring the Lien of the Security Instruments on the Properties, in form and substance satisfactory to Lender insuring that the Security Instruments are a first Lien on the good and indefeasible fee simple title or ground leasehold interest, as applicable, of Borrower to the applicable Property, in an amount equal to the amount of the Facility Amount, together with a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the state in which such Property is located, in an amount equal to one hundred twenty-five percent (125%) of the amount of the applicable CMBS Loan Amount for each Property, together with, if available, a "last dollar" endorsement (the "Title Insurance Policy"). The Title Insurance Policy shall name Lender as insured, shall run to successor holders of the Security Instrument and shall contain such coinsurance, reinsurance and direct access agreements as Lender shall require in accordance with Lender's customary practices. In addition, Lender shall have received an endorsement(s) to each of the Title Insurance Policies insuring the Security Instruments which endorsement(s) shall (i) insure Lender (or if such Title Insurance Policy contains an endorsement that insures Lender that all future Advances shall have the same priority as the initial Advance of the Loan, a date-down of title (a "Title Date-Down") with respect to the related Property indicating) that as of the date of the Advance, there are no Liens on the Properties other than the Liens existing on each Advance Date and listed in the respective Title Insurance Policy issued on the Advance Date and (ii) increase the coverage provided by all prior "tie-in" endorsements to an amount not less than the amount outstanding under the Loan.

              (m) Survey. Lender shall have received a recent survey with respect to each of the Properties certified to Lender, its successors and assigns and the applicable title insurance company, dated within thirty
     (30) days of the date such Property is to become subject to the Lien of a Security Instrument prepared by a land surveyor licensed in the state where the Property is located pursuant to the then current ALTA/ACSM standards for title surveys and otherwise satisfactory to Lender and showing thereon the location of the perimeter of the Property by courses and distances, the lines of the streets abutting of the Property and the width thereof, the on site improvements to the extent constructed and the relation of the on site improvements by distance to the perimeter of the Property, and the established building lines and the street lines, all encroachments and the extent thereof upon the Property and indicating that the on-site improvements to the extent constructed are within the lot and building lines of the Property, indicating whether the Property is in a flood plain and otherwise containing such items as are reasonably requested by Lender.

              (n) Financial Statements. Lender shall have received for each Property and Borrower financial statements in compliance with the requirements of Section 5.1.10 hereof, which financial statements shall be acceptable to Lender in its sole discretion, and each such statement shall be certified by Borrower and shall include a statement that, as of the Closing Date, there has been no material adverse change to the financial condition of the Property or Borrower since the date thereof.

              (o) Environmental Matters. Lender shall have received an Environmental Report dated within thirty (30) days of the date such Property is to become subject to the Lien of a Security Instrument which shall be in form and substance satisfactory to Lender and shall include, without limitation, the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Materials at the Property, the risk of contamination from off-site Hazardous Materials and compliance with Environmental Laws, (ii) an asbestos survey of the Property, which shall include random sampling of materials and air quality testing and (iii) such further site assessments Lender may reasonably require due to the results obtained in (i) or (ii) hereof or in its discretion.

              (p) Appraisal. If required by Lender, Lender shall have received an Appraisal acceptable to Lender with respect to each Property dated within thirty (30) days prior to delivery.

              (q) Physical Conditions Report. Lender shall have received an physical conditions report dated within thirty (30) days of the date such Property is to become subject to the Lien of a Security Instrument and in form and substance satisfactory to Lender with respect to the Property; such physical conditions report shall be prepared in accordance with Lender's then current guidelines for property inspection reports by licensed engineers acceptable to Lender, and such report should state, among other things, that the Property is in good condition and repair, free from damage and waste and is in compliance with the Americans with Disabilities Act (the "Physical Conditions Report").

              (r) Zoning and Use Compliance. Lender shall have received evidence satisfactory to Lender to the effect that each Property and the use thereof are in compliance with all applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting the Property, and that all building and material operating licenses and permits necessary for the use and occupancy of the Property for its current use, including, but not limited to, current certificates of occupancy (or evidence that the same were issued or that the improvements on the Property were constructed prior to the issuance of certificates of occupancy), have been obtained and are in full force and effect.

              (s) Contracts and Agreements. Lender shall have received certified copies of all material contracts and agreements relating to the management, leasing and operation of each Property, each of which shall be satisfactory to Lender.

              (t) Ground Leases. If Borrower owns a leasehold estate in any Property, Lender shall have received, (i) a certified copy of the Ground Lease for such Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease is reasonably satisfactory to Lender and which contains customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than thirty-five (35) years from the Maturity Date, (B) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to Lender as tenant if the Ground Lease is terminated for any reason, (D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of this Agreement, and (ii) a ground lease estoppel executed by the fee owner of such Property, in form, scope and substance reasonably acceptable to Lender.

              (u) Compliance with Legal Requirements. Lender shall have received such evidence as Lender shall deem necessary to establish that each Property is in compliance in all material respects with all Legal Requirements as of the Closing Date.

              (v) Recording and Other Fees. Lender shall have received evidence of payment by Borrower of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes, documentary stamp taxes and mortgage taxes in connection with the recording of the Security Instrument and the Lien necessary to grant and perfect Lender a first priority lien on and security interest in the Property.

              (w) Transaction Costs. Lender shall have received, for its account, all Transaction Costs and other fees and expenses incurred by or on behalf of Lender which are due and payable hereunder on or before the Closing Date, including, without limitation, the costs of all engineering, environmental and real property appraisal reports required to be delivered hereunder, and the reasonable fees and expenses accrued through the Closing Date, of counsel retained by Lender.

              (x) Consents, Licenses, Approvals, etc. Lender shall have received copies certified by Borrower of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses and approvals shall be in full force and effect.

              (y) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to in this Section 3.1.1 and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

         3.1.2    Conditions Precedent to All Advances of the Loan.

         The obligation of Lender to make any Advance under the Loan (including the initial Advance made on or after the Closing Date) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

              (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance.

              (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance.

              (c) No Injunction or Litigation. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances or Borrower's obligation to pay (or Lender rights to receive payment) of the Loan and the other Obligations or the consummation of the Transactions.

              (d)      Intentionally Omitted.

              (e) Notice of Borrowing. Lender shall have received a fully executed Notice of Borrowing in respect of the Advance to be made on such date.

              (f) Title Insurance Policies. Lender shall have received an endorsement satisfactory to Lender to each Title Insurance Policy insuring Lender that as of the date of the Advance, there are no Liens on the Properties other than the Liens existing on the Closing Date and listed in the respective Title Insurance Policy issued on the Closing Date and increasing the insured amount of the Title Insurance Policy to an amount equal to one hundred twenty-five percent (125%) of the amount of the applicable CMBS Loan Amount for each Property.

              (g) UCC Searches. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions as requested by Lender, performed by a search firm acceptable to Lender with respect to the Properties and Borrower.

              (h) Recording and Other Fees. Lender shall have received evidence of payment by Borrower of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes, documentary stamp taxes and mortgage taxes in connection with the recording of the Security Instrument and the Lien necessary to grant and perfect Lender a first priority lien on and security interest in the Property.

              (i) Transaction Costs. Lender shall have received, for its account, all Transaction Costs and other fees and expenses incurred by or on behalf of Lender which are due and payable hereunder on or before the Advance Date, including, without limitation, the costs of all engineering, environmental and real property appraisal reports required to be delivered hereunder, and the reasonable fees and expenses accrued through the Advance Date, of counsel retained by Lender.

              (j) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

         3.1.3    Cross-Collateralization.

         Subject to the terms of Section 8.1 hereof, it is the intention of the parties hereto that the Loan shall be cross-collateralized against all of the Properties that secure the Loan, and that each Note (if more than one) shall be cross-defaulted with the other Notes, Security Instruments and Loan Documents and cross-collateralized with the Properties. In the event Lender determines it necessary to accomplish the cross-collateralization, Borrower agrees that it shall execute and provide to Lender such amendments or supplements to the applicable Security Instruments and Loan Documents as Lender may reasonably deem necessary in connection therewith.

         SECTION 3.2 ACCEPTANCE OF ADVANCES.

         The acceptance by Borrower of the proceeds of each Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance and all of the terms and provisions of this Agreement have been satisfied in all material respects.

         SECTION 3.3 SUFFICIENT COUNTERPARTS.

         All certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to Lender and shall be satisfactory in form and substance to Lender in its sole discretion and Borrower shall deliver sufficient counterparts of all such materials for distribution to Lender's counsel.

         SECTION 3.4 CASH MANAGEMENT PROVISIONS.

         3.4.1 Establishment of Accounts.

              (a) Borrower and Operating Lessee shall, simultaneously herewith, (i) establish one or more accounts (individually and collectively, the "Property Account") with one or more Property Account Banks into which Borrower and/or Operating Lessee shall deposit, or cause to be deposited, all Gross Income From Operations not already deposited directly into the Concentration Account, (ii) establish one or more accounts (individually and collectively, the "Concentration Account") with an Eligible Institution into which Borrower shall deposit, or cause to be deposited, all of the funds on deposit in the applicable Property Account and (iii) execute an agreement with Lender and each Property Account Bank providing for the control of the applicable Property Account and Concentration Account substantially in the form of EXHIBIT P attached herewith (the "Property Account Agreement").

              (b) Lender (or Servicer on behalf of Lender) shall, simultaneously herewith establish an account with the Lockbox Bank (the "Lockbox Account"), into which, upon the occurrence and during the continuance of an Event of Default, Borrower and Operating Lessee shall deposit or cause Manager to deposit all sums on deposit in the Concentration Account, in accordance with Section 3.4.2 and Section 3.4.6 hereof, establishing the following Accounts (which may be book entry sub-accounts) into which amounts in the Concentration Account shall be deposited or allocated:

                  (i) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit (the "Tax Account");

                  (ii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Insurance Premium Deposit, if any (the "Insurance Premium Account");

                  (iii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the "Debt Service Account");

                  (iv) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Ground Rent Deposit (the "Ground Rent Account"); and

                  (v) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Replacement Reserve Monthly Deposit (the "Replacement Reserve Account").

         3.4.2    Deposits into Lockbox Account.

              (a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager or Operating Lessee to, immediately deposit all Gross Income From Operations into the applicable Property Account or Concentration Account, (ii) Borrower or Operating Lessee shall send a notice, substantially in the form of EXHIBIT Q, to all tenants now or hereafter occupying space at each Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the applicable Property Account or Concentration Account, (iii) Borrower, Operating Lessee or Manager shall instruct the Manager to deposit all Accounts Receivable for the Properties and all other sums collected by Manager pursuant to the Management Agreement into the applicable Property Account or the Concentration Account, (iv) Borrower, Operating Lessee or Manager shall deliver a notice substantially in the form of EXHIBIT R hereto to all credit card companies to pay all Accounts Receivable directly into the applicable Property Account or the Concentration Account, (v) other than the Accounts, there shall be no other accounts maintained by Borrower, Operating Lessee or any other Person into which revenues from the ownership and operation of the Properties are deposited, (vi) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with the Properties, (vii) on or before May 1st of each Fiscal Year, Borrower shall provide to Lender evidence reasonably satisfactory to Lender that Borrower has notified the Eligible Institution(s) maintaining the Concentration Account(s) of the revised calculation of the Monthly Pegged Amount and (viii) three (3) Business Days before each Payment Date, Borrower and/or Operating Lessee shall cause Manager to deposit, or cause to be deposited, all remaining funds on deposit in the Manager Account into the Concentration Account. Until deposited into the applicable Property Account, any Gross Income from Operations from the Properties held by Borrower or Operating Lessee shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or Operating Lessee.

              (b) Borrower, Operating Lessee or Lender on behalf of Borrower or Operating Lessee, shall direct each Property Account Bank to transfer, on each Business Day, all funds on deposit in the applicable Property Account to the Concentration Account and Borrower, Operating Lessee or Lender on behalf of Borrower or Operating Lessee, shall direct each Eligible Institution maintaining a Concentration Account to transfer, on each Business Day, all funds on deposit in the Concentration Account to
     (i) prior to the occurrence of an Event of Default, such account as shall be specified by Borrower and Operating Lessee in writing and (ii) following the occurrence and during the continuance of an Event of Default, (I) the Manager Account until sums equal to the Monthly Pegged Amount have been transferred to the Manager Account for the then current calendar month and
     (II) thereafter, the Lockbox Account.

              (c) Borrower and Operating Lessee warrant and covenant that they shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this 3.4.2 without Lender's prior written consent.

         3.4.3    Account Name.

              (a) The Accounts (other than the Manager Account) shall each be in the name of Borrower for the benefit Lender.

              (b) In the event Lender transfers or assigns the Loan, Borrower and Operating Lessee acknowledge that each Property Account Bank, Lockbox Bank and the Eligible Institution maintaining the Concentration Account, at Lender's request, shall change the name of each Account to the name of Borrower for the benefit of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower and Operating Lessee acknowledge that each Property Account Bank and Lockbox Bank, at Lender's request, shall rename each account to be in the name of Borrower for the benefit of the servicer, as agent for Lender.

         3.4.4    Eligible Accounts.

         Borrower and Operating Lessee shall, and Borrower and Operating Lessee shall cause each Property Account Bank, Lockbox Account Bank and the Eligible Institution maintaining the Concentration Account to, maintain each Account as an Eligible Account.

         3.4.5    Permitted Investments.

         Sums on deposit in any Account other than any Property Account, any Concentration Account or Lockbox Account may be invested in Permitted Investments provided (i) such investments are then regularly offered by Lockbox Bank for accounts of this size, category and type, (ii) such investments are permitted by Applicable Law, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are anticipated by Lender to be required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. All income earned from Permitted Investments the property of Borrower. Borrower and Operating Lessee hereby irrevocably authorize and direct Lockbox Bank, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.4.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts. Notwithstanding anything to the contrary contained herein, Borrower acknowledges that the only Permitted Investment which Lockbox Bank may only offer is an interest bearing escrow account (bearing interest at a money market rate as determined by Lockbox
Bank).

         3.4.6    The Initial Deposits.

         Lender shall determine, in its reasonable discretion, the initial deposit amounts (the "Initial Deposits") required to be deposited in each of the Tax Account, the Insurance Premium Account, the Required Repair Account, the Ground Rent Account and the Replacement Reserve Account and Borrower shall deposit the respective Initial Deposits into each Account.

         3.4.7    Transfer To and Disbursements from the Lockbox Account.

              (a) Lockbox Bank shall withdraw all funds on deposit in the Lockbox Account on the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day).

              (b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

                  (i) First, funds sufficient to pay the Monthly Ground Rent Deposit, if any, shall be deposited in the Ground Rent Account

                  (ii) Second, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax Account;

                  (iii) Third, funds sufficient to pay the Monthly Insurance Premium Deposit, if any, shall be deposited in the Insurance Premium Account;

                  (iv) Fourth, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account to be applied to the payment of accrued and unpaid interest computed at the Applicable Interest Rate;

                  (v) Fifth, funds sufficient to pay the Replacement Reserve Monthly Deposit shall be deposited in the Replacement Reserve Account;

                  (vi) Sixth, funds sufficient to pay any interest accruing at the Default Rate, and late payment charges, if any, shall be deposited in the Debt Service Account;

                  (vii) Seventh, to the payment of Lockbox Bank for customary and reasonable fees and expenses incurred in connection with this Agreement and the accounts established hereunder

                  (viii) Eighth, provided no Event of Default has occurred and is continuing all amounts remaining in the Lockbox Account after deposits for items (i) through (vii) for the current month and all prior months shall be disbursed to Borrower.

         3.4.8    Withdrawals From the Tax Account and the Insurance Premium
Account.

         Lender shall have the right to withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are delinquent. Lender shall have the right to withdraw funds from the

Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lockbox Bank shall disburse funds from the Tax Account and the Insurance Premium Account in accordance with Lender's written request therefor on the Business Day following Lockbox Bank's receipt of such written request.

         3.4.9    Withdrawals from the Replacement Reserve Account.

         Lender shall disburse funds on deposit in the Replacement Reserve Account in accordance with the provisions of Section 7.3 hereof.

         3.4.10   Withdrawals from the Required Repair Account.

         Lender shall disburse funds on deposit in the Required Repair Account in accordance with the provisions of Section 7.1 hereof.

         3.4.11   Withdrawals from the Ground Rent Account.

         Lender shall have the right to withdraw funds from the Ground Rent Account in accordance with Section 7.4 hereof.

         3.4.12   Sole Dominion and Control.

         Borrower and Operating Lessee acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Property Account Bank and Lockbox Bank, subject to the terms hereof; and Borrower and Operating Lessee shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.

         3.4.13   Security Interest.

         Borrower and Operating Lessee hereby grant to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.

         3.4.14   Rights on Default.

         Notwithstanding anything to the contrary in this Section 3.4, upon the occurrence of an Event of Default, Lender shall promptly notify Property Account Bank and Lockbox Bank in writing of such Event of Default and, without notice from Property Account Bank, Lockbox Bank or Lender, (a) Borrower and Operating Lessee shall have no further right in respect of (including, without limitation, the right to instruct Lockbox Bank or Property Account Bank to transfer from) the Accounts, (b) Lender may direct Lockbox Account to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lockbox Bank, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instruments, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instruments, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

         3.4.15   Financing Statement; Further Assurances.

         Borrower and Operating Lessee hereby authorize Lender to file, and upon Lender's request, shall execute and deliver to Lender for filing, a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender's security interest therein. Borrower and Operating Lessee agree that at any time and from time to time, at the expense of Borrower, Borrower and Operating Lessee will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lockbox Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

         3.4.16   Borrower's Obligation Not Affected.

         The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

         3.4.17   Payments Received Under this Agreement.

         Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, Required Repair Fund, Ground Lease Escrow Fund, Replacement Escrow Fund, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

         SECTION 3.5 WAVIER OF CASH MANAGEMENT PROVISIONS.

         Borrower shall be relieved of its obligations pursuant to Section 3.4 hereof in the event that Borrower has delivered to Lender evidence that each Manager has agreed in writing that upon written notice from Lender of the occurrence of an Event of Default, each such Manager shall (and shall continue to) promptly deliver to Lender all sums that are otherwise to be distributed to Borrower or its Affiliates pursuant to the terms of the applicable Management Agreement, which sums, provided no Event of Default has occurred and is continuing, shall be applied by Lender in the order of priority set forth in Section 3.4.7(b) hereof.

                  IV.      REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loan, Borrower makes the following representations and warranties as of the date hereof and as of the date of each Advance, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each
Advance:

         SECTION 4.1 BORROWER REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as of the Closing Date that:

         4.1.1    Organization.

              (a) Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged. Attached hereto as EXHIBIT S is an organizational chart of Borrower.

              (b) Operating Lessee is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the lessee's interest in the Operating Lease and to operate the Properties and to transact the businesses in which it is now engaged. Operating Lessee is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, its businesses and operations. Operating Lessee possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged. Attached hereto as EXHIBIT T is an organizational chart of Operating Lessee.

         4.1.2    Proceedings.

              (a) Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (b) Operating Lessee has taken all necessary action to authorize the execution, delivery and performance of the Operating Lessee Documents. The Operating Lessee Documents have been duly executed and delivered by or on behalf of Operating Lessee and constitutes the legal, valid and binding obligations of Operating Lessee enforceable against Operating Lessee in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.1.3    No Conflicts.

              (a) The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority or body having jurisdiction over Borrower or any of the Properties or any of Borrower's other assets, or any license or other approval required to operate the Properties, and any consent, approval, authorization, order, registration or qualification of or with any governmental agency required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents have been obtained and is in full force and effect.

              (b) The execution, delivery and performance of the Operating Lessee Documents by Operating Lessee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to such Loan Documents) upon any of the property or assets of Operating Lessee pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which Operating Lessee is a party or by which any of Operating Lessee's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Operating Lessee or any of the Properties or any of Operating Lessee's other assets, or any license or other approval required to operate the Properties, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Agency required for the execution, delivery and performance by Operating Lessee of the Operating Lessee Documents have been obtained and is in full force and effect.

         4.1.4    Litigation.

         There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting

Borrower, Operating Lessee or any Property, which actions, suits or proceedings, if determined against Borrower, Operating Lessee or any Property, would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower, Operating Lessee or the condition or ownership of any Property.

         4.1.5    Agreements.

         Neither Borrower nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower, Operating Lessee or any Property, or Borrower's or Operating Lessee's business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Operating Lessee or any of the Properties are bound. Neither Borrower nor Operating Lessee has material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which Borrower or Operating Lessee is a party or by which Borrower, Operating Lessee or any Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties and (b) obligations under the Loan Documents.

         4.1.6    Solvency.

         Neither Borrower nor Operating Lessee (a) has entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's and Operating Lessee's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's and Operating Lessee's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower's and Operating Lessee's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Operating Lessee intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Operating Lessee and the amounts to be payable on or in respect of obligations of Borrower and Operating Lessee). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against Borrower, Operating Lessee or any constituent Person in the last seven (7) years, and neither Borrower, Operating Lessee nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Operating Lessee nor any of its constituent Persons are contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's or Operating Lessee's assets or property, and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

         4.1.7    Full and Accurate Disclosure.

         No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respects. No statement of fact made by Operating Lessee in the Operating Lessee Documents contain any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no fact presently known to Borrower or Operating Lessee which has not been disclosed to Lender which materially and adversely affects, or would reasonably be expected to materially and adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower or Operating Lessee.

         4.1.8    No Plan Assets.

         Neither Borrower nor Operating Lessee is, a Plan and none of the assets of Borrower or Operating Lessee constitute or will constitute "Plan Assets" of one or more Plans. In addition, (a) neither Borrower nor Operating Lessee is a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower and Operating Lessee are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         4.1.9    Compliance.

         Borrower, Operating Lessee and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, to the best of Borrower's knowledge, all Environmental Laws, building and zoning ordinances and codes. Neither Borrower nor Operating Lessee is in default or violation in any material respect of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Operating Lessee or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower's or Operating Lessee's obligations under any of the Loan Documents.

         4.1.10   Financial Information.

         All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of Borrower, Operating Lessee and the Properties (i) considered in the aggregate, are true, complete and correct in all material respects, (ii) fairly present the financial condition of Borrower, Operating Lessee and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein (but subject to normal year-end adjustments). Except for Permitted Encumbrances, neither

Borrower nor Operating Lessee have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Operating Lessee and reasonably likely to have a materially adverse effect on any Property or the operation thereof as hotels except as referred to or reflected in said financial statements. Since the date of the most recent such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Operating Lessee from that set forth in said financial statements.

         4.1.11   Condemnation.

         No Condemnation or other similar proceeding has been commenced or, to the best of Borrower's and Operating Lessee's knowledge, is threatened or contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

         4.1.12   Federal Reserve Regulations.

         No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

         4.1.13   Utilities and Public Access.

         Each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting each Property (which are connected so as to serve each Property without passing over other property) or in recorded easements serving each Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Property for their current respective purposes have been completed, are physically open and except as disclosed on the Surveys, are dedicated to public use and have been accepted by all Governmental Authorities.

         4.1.14   Not a Foreign Person.

         Neither Borrower nor Operating Lessee is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         4.1.15   Separate Lots.

         Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

         4.1.16   Assessments.

         To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

         4.1.17   Enforceability.

         The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, and neither Borrower nor Operating Lessee has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         4.1.18   No Prior Assignment.

         There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

         4.1.19   Insurance.

         Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To the best of Borrower's knowledge, no Person, including Borrower and Operating Lessee, has done, by act or omission, anything which would impair the coverage of any such policy.

         4.1.20   Use of Property.

         Each Property is used exclusively for hotel purposes and other appurtenant and related uses including but not limited to restaurants and lounges.

         4.1.21   Certificate of Occupancy; Licenses.

         All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Property by Borrower and Operating Lessee as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all Licenses necessary for the operation of each Property as a hotel. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property.

         4.1.22   Flood Zone.

         Except as disclosed on the Surveys, none of the Improvements on any Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to the terms hereof is in full force and effect with respect to each such Property.

         4.1.23   Physical Condition.

         Each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Property, whether latent or otherwise, and Borrower and Operating Lessee have not received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Property is free from damage caused by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Property are, in all material respects, in a good and safe condition and repair and in compliance with all Legal Requirements.

         4.1.24   Boundaries.

         Except as disclosed on the Surveys, all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon the applicable Property encroach upon any of the Improvements.

         4.1.25   Leases.

         Borrower is the owner and lessor of landlord's interest in the Operating Leases. Operating Lessee is the lessor under all other Leases. No Person (other than hotel guests) has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases and Management Agreements. The current Leases are in full force and effect and, there are no defaults by Borrower or, to the best of Borrower's knowledge, any tenant under any Lease, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No tenant (other than the Operating Lessees) under any Lease has sublet all or any portion of the premises demised thereby, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth in the Leases, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower's knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower or Operating Lessee have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Property or each tenant's respective business at such Property as set forth in their respective Leases,
(B) held by a tenant for sale to the public in its ordinary course of business, or (C) fully disclosed to and approved by Lender in writing pursuant to the Environmental Reports.

         4.1.26   Survey.

         To the best of Borrower's knowledge, the Survey for each Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Property or the title thereto.

         4.1.27   Intentionally Omitted.

         4.1.28   Filing and Recording Taxes.

         All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid.

         4.1.29   Franchise Agreement.

         The Franchise Agreement, if applicable, for each Property is in full force and effect, all franchise fees, reservation fees, royalties and other sums due and payable thereunder have been paid in full to date, and neither Borrower, Operating Lessee nor, to the best of Borrower's knowledge, Franchisor is in default thereunder.

         4.1.30   Management Agreement/Operating Lease.

             (a) The Management Agreement for each Property is in full force and effect and there is no default thereunder by Borrower, Operating Lessee or, to Borrower's knowledge, Manager thereunder and, to the best of Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder

             (b) The Operating Lease for each Property is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

         4.1.31   Illegal Activity.

         No portion of any Property has been or will be purchased by Borrower or Operating Lessee with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Property.

         4.1.32   No Change in Facts or Circumstances; Disclosure.

         All information submitted by Borrower and Operating Lessee to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and Operating Lessee in this Agreement or in any other Loan Document, considered in the aggregate, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would reasonably be expected to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower or Operating Lessee.

         4.1.33   Investment Company Act.

         Neither Borrower nor Operating Lessee is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

         4.1.34   Principal Place of Business; State of Organization.

         Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware and Borrowers' organizational identification numbers are set forth on EXHIBIT U attached hereto.

         4.1.35   Single Purpose Entity.

         Borrower covenants and agrees that its organizational documents shall provide that it has not, and shall not, and that the organizational documents of its general partner(s), if Borrower is a partnership, or its managing member(s), if Borrower is a limited liability company (in each case, "Principal") shall provide that it has not and shall not:

             (a) with respect to Borrower, engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties, and entering into the Loan, and activities incidental thereto and with respect to

     Principal, engage in any business or activity other than the ownership of its interest in Borrower, and activities incidental thereto;

             (b) with respect to Borrower, acquire or own any material assets other than (i) the Properties, and (ii) such incidental Personal Property as may be necessary for the operation of the Property or Properties, as the case may be and with respect to Principal, acquire or own any material asset other than its interest in Borrower;

             (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

             (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where a Property or Properties is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles of Organization or similar organizational documents, as the case may be, or of Principal's Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, whichever is applicable;

             (e) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

             (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system (other than pursuant to the Management Agreement) with any other entity or Person or fail to use its own separate stationery, invoices and checks;

             (g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including, other than with respect to the Maryland Guaranty, guaranteeing any obligation), other than (I) Permitted Encumbrances, (II) the Permitted FF&E Financing and (III) the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property or Properties as applicable, provided that such trade debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances and with respect to Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations);

             (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

             (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower or of Principal, as the case may be, the Affiliates of a member, general partner or principal of Borrower or of Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; except for consolidated financial statements which contain a note indicating that Borrower's and Principal's separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity

             (j) Other than in connection with the Operating Leases, enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof;

             (k) seek the dissolution or winding up in whole, or in part, of Borrower or of Principal, as the case may be;

             (l) fail to correct any known misunderstandings regarding the separate identity of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other Person;

             (m) other than Borrower's guaranty of Operating Lessee's obligations under or pursuant to the Management Agreement, guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

             (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower or Principal, as the case may be, or any member, general partner, or Affiliate thereof;

             (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

             (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower or Principal, as the case may be, is responsible for the debts of any third party

     (including any member, general partner, principal or Affiliate of Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

             (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

             (r) share any common logo (other than a name franchised or licensed to it by an entity other than an Affiliate of Borrower or of Principal) with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower or of Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of Borrower or of Principal, as the case may be, or (iii) any other Person;

             (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

             (t)      pledge its assets for the benefit of any other
     Person, and with respect to Borrower, other than with respect to the Loan;

             (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

             (v) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors;

             (w)      fail to hold its assets in its own name;

             (x) if Borrower or Principal is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent required by Applicable Law;

                  (y) have any of its obligations guaranteed by an Affiliate;

             (z) violate or cause to be violated the assumptions made with respect to Borrower and Principal in the Insolvency Opinion;

             (aa) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of
     Section 4.1.35(cc) below, fail at any time to have at least one independent director/manager (an "Independent Director") that is not and has not been for at least five (5) years: (a) a stockholder, director (other than an independent director of an Affiliate of Borrower), officer, employee, partner, member, attorney or counsel of Borrower or of Principal or any Affiliate of either of them; (b) a customer, supplier or other Person who derives its purchases or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with Borrower, Principal or any Affiliate of either of them (a "Business Party"); (c) a person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party; or

                  (bb) with respect to Principal, or if Borrower is a single member limited liability company that complies with the requirements of
         Section 4.1.35(cc) below, permit its board of directors/managers to take any action which, under the terms of any applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Director.

                  (cc) In the event Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.35, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide that (A) upon the occurrence of any event that causes the last remaining member of Borrower ("Member") to cease to be the member of Borrower (other than (1) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person designated by Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

         Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

         4.1.36   Business Purposes.

         The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

         4.1.37   Taxes.

         Borrower and Operating Lessee have each filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid, prior to delinquency thereof, all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower and Operating Lessee know of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         4.1.38   Intentionally Omitted.

         4.1.39   Environmental Representations and Warranties.

         Borrower represents and warrants, except as disclosed on those certain written reports identified on EXHIBIT V attached hereto and made a part hereof (collectively, the "Environmental Report") of each Property that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the applicable Property or each tenant's respective business at such Property as set forth in their respective Leases, or
(B) held by a tenant for sale to the public in its ordinary course of business,
(b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties; (c) there is no threat of any Release of Hazardous Materials migrating to any of the Properties; (d) there is no present or, to Borrower's knowledge, prior non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower and Operating Lessee do not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower and Operating Lessee have truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or Operating Lessee or contained in Borrower's or Operating Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

         4.1.40   Taxpayer Identification Number.

         Each Borrower's United States taxpayer identification number is set forth on EXHIBIT W hereto.

         4.1.41   OFAC.

         Borrower represents and warrants that neither Borrower, Operating Lessee, Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrower, Operating Lessee Guarantor, Indemnitor and their respective Affiliates are in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         4.1.42   Ground Lease Representations.

             (a) (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Borrower, or, to the best of Borrower's knowledge, landlord thereunder, and, to the best of Borrower's knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under such Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, and (iv) neither Borrower nor the landlord under each Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Ground Lease.

             (b) The Ground Leases or a memorandum thereof have been duly recorded, the Ground Leases permits the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases since their recordation;

             (c) Except as indicated in the related Title Insurance Policy, Borrower's interest in the Ground Leases are not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

             (d) Borrower's interest in the Ground Leases are assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

                  (e) The Ground Leases require the lessor thereunder to give notice of any default by Borrower to Lender and the Ground Leases further provide that notice of termination given under the Ground Leases are not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the applicable Ground Lease;

                  (f) Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Leases) to cure any default under the Ground Leases, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease;

                  (g) Each Ground Lease has a term which extends not less than thirty-five (35) years beyond the Maturity Date;

                  (h) The Ground Leases require the lessor to enter into a new lease upon termination of the applicable Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (i) Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Lender or a trustee appointed by Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

                  (j) The Ground Leases do not impose restrictions on subletting.

         SECTION 4.2 SURVIVAL OF REPRESENTATIONS.

         Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                           V.       BORROWER COVENANTS

         SECTION 5.1 AFFIRMATIVE COVENANTS.

         From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         5.1.1    Existence; Compliance with Legal Requirements.

             (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, or shall cause Operating Lessee to, at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

             (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured;
     (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Legal Requirements; (iii) no Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

         5.1.2    Taxes and Other Charges.

         Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to delinquency thereof. Borrower shall furnish to Lender receipts, or other evidence for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are being paid by Lender pursuant to the terms hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Legal Requirements; (iii) no Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the judgment of Lender, the validity or applicability of such Taxes or Other Charges are established or any Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien.

         5.1.3    Litigation.

         Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Property.

         5.1.4    Access to Properties.

         Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

         5.1.5    Notice of Default.

         Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         5.1.6    Cooperate in Legal Proceedings.

         Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         5.1.7    Award and Insurance Benefits.

         Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Property or any part thereof) out of such Award or Insurance Proceeds.

         5.1.8    Further Assurances.

         Borrower shall, at Borrower's sole cost and expense:

             (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

             (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements and the execution and delivery of all such writings necessary to transfer any liquor licenses into the name of Lender or its designee after the occurrence of any Event of Default; and

             (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         5.1.9    Mortgage and Intangible Taxes.

         Borrower shall pay (to the extent permitted by Applicable Law) all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments and/or upon the execution and delivery of the Note.

         5.1.10 Financial Reporting.

             (a) Borrower and Operating Lessee will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Lessee and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower, Operating Lessee or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate. All operating and profits and loss statements required pursuant to this Section 5.1.10 shall be prepared for each Property and for the Properties taken as a whole. All other statements required pursuant to this Section 5.1.10 shall be prepared for the Properties taken as a whole.

             (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of
     (i) upon Lender's request following an Event of Default, Operating Lessee's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender accompanied by a consolidating schedule reflecting the results of operation of each Property individually, (ii) Operating Lessee's and Borrower's annual financial statements certified by a Responsible Officer of Borrower or Operating Lessee, as applicable, both in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties for such Fiscal Year and containing statements of profit and loss and a balance sheet and (iii) an operating statement certified by a Responsible Officer of Borrower for each Property and the Properties taken as a whole which present the operating results of the Properties in a manner consistent with those operating statements given by Borrower to Lender in connection with Lender's underwriting of the Loan, which operating statement shall be in substantially the form attached hereto as EXHIBIT X. Such statements referred to in subsection (iii) above shall set forth the financial condition and the results of operations of the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income From Operations and Operating Expenses. Borrower's and Operating Lessee's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year,
     (ii) a certificate executed by a Responsible Officer or other appropriate officer of Borrower, an Operating Lessee SPE Entity or Principal, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Operating Lessee and the Properties being reported upon and has been prepared in accordance with GAAP, and (iii) an annual occupancy report for such year, including the average daily room rate for such year. Notwithstanding the foregoing, for calendar year 2003 only, the statements required pursuant to Section 5.1.10(b)(i) and (ii) hereof shall assume Borrower's operations commenced on July 1, 2003.

             (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter (or within thirty (30) days after the end of each calendar month in the case of (ii) below) the following items, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Principal, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the results of the operations of Borrower and the Properties: (i) a report of occupancy for the subject quarter including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject quarter accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including Capital Expenditures) presented for each Property and the Properties taken as a whole in a form consistent with the operating statements delivered by Borrower to Lender in connection with Lender's underwriting of the Loan) which operating statement shall be in substantially the form attached hereto as EXHIBIT Y) and prepared for each calendar monthly, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly present the results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, (iii) a detailed explanation of any variances which are both (I) ten percent (10%) or more and (II) in excess of $20,000 between budgeted and actual amounts for such periods, all in form satisfactory to Lender;
     (iv) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter accompanied by an Officer's Certificate with respect thereto;
     (v) a Smith Travel Research STAR Report or similar market benchmarking service and (vi) a certificate (a "Compliance Certificate") demonstrating compliance with the Required Ratios.

             (d)      Beginning in Fiscal Year 2004 and for each Fiscal
     Year thereafter during the term of the Loan, (I) Borrower shall submit to Lender a preliminary Annual Budget for each Property not later than thirty
     (30) days prior to the commencement of such Fiscal Year and (II) Borrower shall submit to Lender a final proposed Annual Budget for each Property not later than sixty (60) days after to the commencement of such Fiscal Year, each in form reasonably satisfactory to Lender, and shall be subject to Lender's written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget"). In the event that Lender objects to either the preliminary or final proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt respectively thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. Any such preliminary or final proposed Annual Budget submitted to Lender for Lender's approval shall be deemed approved if Lender shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days following Lender's receipt of Borrower's written request together with such preliminary or final proposed Annual Budget, as the case may be, and any and all required information and documentation required by Lender to reach a decision, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN FACILITY AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY".

             (e) Borrower shall furnish to Lender, within ten (10) Business Days after written request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

             (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form,
     (ii) if requested by Lender, on a diskette or via email, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Excel, Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

         5.1.11   Business and Operations.

         Borrower and Operating Lessee will continue to engage in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower and Operating Lessee will remain in good standing under the laws of each jurisdiction to the extent required for the ownership, maintenance, management and operation of the Properties.

         5.1.12   Costs of Enforcement.

         In the event (a) that any Security Instrument encumbering any Property is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Operating Lessee or any of their constituent Persons or an assignment by Borrower, Operating Lessee or any of their constituent Persons for the benefit of its creditors, Borrower, Operating Lessee, their successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender, Borrower, or Operating Lessee in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         5.1.13   Estoppel Statement.

             (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
     (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

             (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender.

             (c) Borrower shall use commercially reasonable efforts, promptly upon request of Lender, deliver an estoppel certificate from Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Operating Lessee is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement,
     (iii) neither Franchisor nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

             (d) Borrower shall, promptly upon request of Lender, deliver to Lender an estoppel certificate from Operating Lessee stating that (i) the Operating Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Operating Lessee nor Borrower is in default under any of the terms, covenants or provisions of the Operating Lease and Operating Lessee knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Operating Lease, (iii) neither Operating Lessee nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease and (iv) all sums due and payable under the Operating Lease have been paid in full.

         5.1.14   Intentionally Omitted.

         5.1.15   Performance by Borrower.

         Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

         5.1.16   Intentionally Omitted.

         5.1.17   Leasing Matters.

                  (a) With respect to any Property, Borrower may (and may allow Operating Lessee to) enter into a proposed Lease (including the renewal or extension of an existing Lease (a "Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower or Operating Lessee (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a material adverse effect on the value or quality of the applicable Property, (iv) is subject and subordinate to the related Security Instrument and, upon Lender's reasonable request, the lessee thereunder agrees to attorn to Lender and (v) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.

                  (b) Borrower and/or Operating Lessee, as applicable, (i) shall observe and perform all the obligations imposed upon the lessor under the Major Leases and shall not do or permit to be done anything to impair the value of any of the Major Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower or Operating Lessee shall send or receive with respect to the Major Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Major Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender's prior written approval); (iv) shall not collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of Lender.

                  (c) Borrower may (and may allow Operating Lessee to), without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower's expense. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section together with Borrower's certification that it has satisfied all of the conditions of this Section.

                  (d) Notwithstanding anything contained herein to the contrary, with respect to any Property, Borrower shall not (and shall not allow Operating Lessee to), without the prior written consent of Lender, enter into, materially amend, materially modify, waive any material provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, or renew or extend upon terms and conditions less favorable to Operating Lessee, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

                  (e) To the extent actually received by Lender, Lender shall hold any and all monies representing security deposits under the Leases (the "Security Deposits") received by Lender, in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease.

         5.1.18   Management Agreement.

                  (a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. In no event shall the base management fees under the Management Agreement exceed (I) with respect to the Properties managed by Six Continents Hotels, the sum of
         (x) five percent (5%) of total room revenue and (y) two percent (2%) of total revenue; provided, however, Six Continents Hotels shall not charge any additional franchise fees in connection with such Properties and (II) with respect to the Properties managed by any Person other than Six Continents Hotels, four percent (4%) of the gross income derived from the Property (excluding any incentive management fees which are subordinate to the Loan). Borrower shall (or shall cause Operating Lessee to) (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Operating Lessee to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Operating Lessee under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by Manager to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice. Neither Borrower nor Operating Lessee shall surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any material respect, either orally or in writing. Borrower hereby assigns (and Borrower shall cause Operating Lessee to assign) to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower and/or Operating Lessee to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any material respect, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement in any material respect, without the prior consent of Lender, shall be void and of no force and effect. If Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee to the end that the rights of Operating Lessee in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender by written notice to Borrower shall have, and are hereby granted, the right to enter upon the applicable Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower and/or Operating Lessee of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower and Operating Lessee shall not, and shall not permit the Manager to, sub-contract all or any material portion of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time, cause Operating Lessee to request of Manager and deliver to Lender upon receipt such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Management Agreement as may be reasonably requested by Lender. Borrower and/or Operating Lessee shall exercise each individual option, if any, to extend or renew the term of the Management Agreement to the extent required to continue it in full force and effect until after the Maturity Date, and Borrower hereby authorizes and appoints (and shall cause Operating Lessee to authorize and appoint) Lender their attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or Operating Lessee, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instruments and the other Loan Documents and
         (iv) shall be immediately due and payable upon demand by Lender therefor.

                  (b) Without limitation of the foregoing, Borrower shall cause Operating Lessee, upon the request of Lender and in accordance with the provisions of the applicable Assignment of Management Agreement, to terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) there exists an Event of Default or (c) there exists an event of default by Manager under the Management Agreement. At all times, a Qualified Manager shall manage each Property pursuant to the Management Agreement or a Replacement Management Agreement, as applicable.

         5.1.19   Environmental Covenants.

                  (a) Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from any of the Properties; (iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the applicable Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the "Environmental Liens"); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that a Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from any Property; and (B) comply with any Environmental Law; (viii) Borrower shall not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials in connection with the Properties.

                  (b) Lender and any other Person designated by Lender by written notice to Borrower, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon any Property at all reasonable times to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such Person or entity designated by Lender by written notice to Borrower.

         5.1.20   Alterations.

         Borrower shall obtain Lender's prior written consent to (i) any structural alteration or (ii) any other alteration to any Improvements which is estimated to cost in excess of four percent (4%) of the Property Value of the applicable Property, which consent shall not be unreasonably withheld except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the related Property or the Net Operating Income thereof.

         5.1.21   Franchise Agreement.

         The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreements, if applicable or a replacement franchise agreement approved by Lender (unless such franchise agreement is substantially in the same form and substance as the Franchise Agreements) with a Franchisor approved by Lender. Borrower shall (or shall cause Operating Lessee to) (i) pay all sums required to be paid by Operating Lessee under the Franchise Agreement, (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower and/or Operating Lessee under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Operating Lessee of any default by Operating Lessee in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Operating Lessee to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, Quality Assurance Report, capital expenditure plan, notice, report and estimate received by it under the Franchise Agreement. Borrower shall not (and shall cause Operating Lessee to not), without the prior consent of Lender, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any material respect, either orally or in writing, and Borrower hereby assigns (and Borrower shall cause Operating Lessee to assign) to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower and Operating Lessee to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any material respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement in any material respect without the prior consent of Lender shall be void and of no force and effect. If Operating Lessee shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Operating Lessee to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Operating Lessee to be performed or observed to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Operating Lessee in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender by written notice to Borrower shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower and/or Operating Lessee of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time, use its best efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Operating Lessee with the terms of the Franchise Agreement as may be requested by Lender. Borrower and/or Operating Lessee shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement to the extent required to continue it in full force and effect until after the Maturity Date, and Borrower hereby expressly authorizes and appoints (and Borrower shall cause Operating Lessee to authorize and appoint) Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or Operating Lessee, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

         5.1.22   Operating Lease.

         Borrower shall:

                  (a) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

                  (b) promptly notify Lender of any event of default under the Operating Lease;

                  (c) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Operating Lessee under the Operating Lease.

         5.1.23   OFAC.

         At all times throughout the term of the Loan, Borrower, Guarantor, Indemnitor and their respective Affiliates shall be in compliance in all material respects with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

         5.1.24   The Ground Lease.

                  (a)      With respect to each Ground Lease, (a) Borrower shall
         (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of each Ground Lease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under the applicable Ground Lease to Borrower of any default by Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under the applicable Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower's receipt. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the applicable Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, either orally or in writing, and if Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Borrower, as tenant thereunder, and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default. If the landlord under the applicable Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of each Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

                  (b) Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall not further sublet any portion of the related Individual Property (other than as permitted pursuant to Section 5.1.17 hereof) without prior written consent of Lender. Each sublease hereafter made shall provide that, (a) in the event of the termination of the Ground Lease, the sublease shall not terminate or be terminable by the lessee thereunder; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Individual Property, the sublease shall not terminate or be terminable by the lessee thereunder by reason of the termination of the Ground Lease unless such lessee is specifically named and joined in any such action and unless a judgment is obtained therein against such lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee under the sublease shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be. In the event that any portion of such Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Individual Property

         SECTION 5.2 NEGATIVE COVENANTS.

         From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

         5.2.1    Liens.

         Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Property or permit any such action to be taken, except for Permitted Encumbrances.

         5.2.2    Dissolution.

                  (a) Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, (iii) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (iv) cause Principal to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (B) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of Principal, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (iv)(B) only) shall not be unreasonably withheld or delayed.

                  (b) Borrower shall not permit Operating Lessee to (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Operating Lessee except to the extent expressly permitted by the Loan Documents, (iii) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (iv) cause the

         Operating Lessee Principal to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Operating Lessee Principal would be dissolved, wound up or liquidated in whole or in part, or (B) except as expressly permitted under the Loan Documents, amend, modify, waive or terminate the certificate of incorporation, bylaws or similar organizational documents of Operating Lessee Principal, in each case, without obtaining the prior written consent of Lender, which consent (with respect to (iv)(B) only) shall not be unreasonably withheld or delayed.

         5.2.3    Change In Business.

         Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Properties (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

         5.2.4    Debt Cancellation.

         Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         5.2.5    Zoning.

         Borrower shall not initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

         5.2.6    No Joint Assessment.

         Borrower shall not suffer, permit or initiate the joint assessment of any Property with (a) any other real property constituting a tax lot separate from such Property, or (b) any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

         5.2.7    Name, Identity, Structure, or Principal Place of Business.

         Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty
(30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in
Section 4.1.34, without, in each case, the consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such change of principal place of business or place of organization.

         5.2.8    ERISA.

                  (a) During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R.Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.Section
         2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
         Section 2510.3-101(c) or (e).

         5.2.9    Affiliate Transactions.

         Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal, the Operating Lessee SPE Entities or any of the partners of Borrower, Principal or the Operating Lessee SPE Entities except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

         5.2.10   Transfers.

                  (a) Neither Borrower nor Operating Lessee shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Property or any part thereof or any legal or beneficial interest therein (other than in connection with a Condemnation) or permit or suffer a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof or a release of a Property in accordance with the provisions hereof, without the prior written consent of Lender.

                  (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or
         (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

                  (c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer:
         (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or a Restricted Party itself; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer and
         (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer.

                  (d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.2. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.10, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender.

                  (e) Notwithstanding anything to the contrary contained in this Section 5.2.10, Lender's consent shall not be required for the financing or leasing of personal property, including, without limitation, furniture, fixtures and equipment owned or to be purchased by Borrower that is used in connection with the operation of the Property ("Equipment"), provided Lender has received prior written notification of Borrower's intent to finance such Equipment, and provided, further, that (i) any such financing or leasing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Equipment financed or leased is readily replaceable without material interference or interruption to the operation of any Property, and (iii) the aggregate principal amount of such financing and leasing for Equipment located on or used in connection with each Property is at all times less than $250,000 ("Permitted FF&E Financing") and (iv) the financing does not create a Lien on any Property other than on the Equipment financed or leased thereunder.

                  (f) Notwithstanding anything to the contrary contained in this Section 5.2.10, a transfer of direct or indirect limited partnership interests and/or non-managing membership interests in a Restricted Party shall be permitted provided that (i) FelCor Lodging Limited Partnership shall, at all times, own, directly or indirectly, at least fifty-one percent (51%) of the equity interests in, and Control, all Restricted Parties and (ii) FelCor Lodging Trust Incorporated must at all times be the sole general partner of FelCor Lodging Limited Partnership.

         SECTION 5.3 RECALCULATION OF AVAILABLE FACILITY AMOUNT.

                  Borrower acknowledges and agrees that the Available Facility Amount shall be recalculated (and increased or decreased as applicable): (a) upon the date of each Advance hereunder, (b) each calendar month promptly following Lender's receipt of the operating statements required pursuant to
Section 5.1.10 hereof based upon the calculation by Lender of the Portfolio Debt Service Coverage Ratio and the Portfolio Loan To Value Ratio, (c) after giving effect to any release and substitution in accordance with Section 2.5 hereof,
(d) after receipt of new or updated Appraisals pursuant to Section 5.4 hereof and (e) upon a Conversion or a Floating Rate CMBS Conversion.

         SECTION 5.4 UPDATED APPRAISALS.

                  (a) Upon the occurrence of an Appraisal Update Event, Lender shall order, at Borrower's sole cost and expense, Appraisals for
         (i) in the event that Lender reasonably determines that the Appraisal Update Event is specific to one or more particular Property or Properties, such Property or Properties or (ii) in the event that Lender determines that the Appraisal Update Event is general in nature, all of the Properties. Notwithstanding the foregoing sentence, in the event that the Appraisal Update Event was the result of a Material Adverse Hotel Market and the new or updated Appraisals indicate an aggregate Property Value of all of the Properties of equal to or greater than the aggregate Property Value of all of the Properties on the Closing Date (as the same may be adjusted for any substitutions and releases pursuant to Section 2.5 and the addition of New Properties pursuant to Section 2.7), then Borrower shall only be obligated to pay for fifty percent (50%) of the cost of obtaining such new or updated Appraisals.

                  (b) Notwithstanding the provisions of Section 5.4(a) to the contrary, Borrower may request Lender to obtain (and Lender shall promptly order) new Appraisals for one or more Properties; provided,
         (i) Borrower shall be obligated to pay all costs and expenses in connection with such Appraisals and (ii) Borrower may not request Lender to obtain such Appraisals more than one (1) time with respect to each Property in any consecutive twelve (12) month period.

                  VI.      INSURANCE; CASUALTY; CONDEMNATION

         SECTION 6.1 INSURANCE.

                  (a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Properties providing at least the following coverages:

                       (i) so called "All Risk" or Special Form insurance on the Improvements and the Personal Property, in each case (ii) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (iii) containing an agreed amount endorsement or its equivalent with respect to the Improvements, business income, rent loss and Personal Property waiving all co-insurance provisions; (iv) providing for no deductible in excess of $100,000; and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

                       (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property such insurance
              (A) to be on the so-called

              "occurrence" form with a combined single limit of not less than $5,000,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments to the extent the same is available;

                       (iii)    business interruption/loss of rents insurance
              (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i);
              (C) in an amount equal to 100% of the projected gross income from each Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from each Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twenty-four (24) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance.

                       (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 6.1(c)(ii); and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1(a)(i), (3) shall include permission to occupy each Property, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions; provided, however, the insurance required pursuant to this Section 6.1(a)(iv) may be obtained by the Manager for the benefit of Borrower and the applicable Property.

                       (v) workers' compensation, subject to the statutory limits of the State in which each Property is located, and employer's liability insurance with a limit of at least

              $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about each Property, or in connection with such Property or its operation (if applicable);

                       (vi) comprehensive boiler and machinery insurance covering all mechanical and electrical equipment and boilers and pressure valves, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(b)(i);

                       (vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the "Flood Insurance Policies") in an amount equal to the maximum limit of coverage available for the applicable Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Act Policies with respect to a Property, is not less than the applicable CMBS Loan Amount for such Property;

                       (viii) (A) if required by Lender for each Property (other than the Mandalay Beach Property), earthquake, sinkhole and mine subsidence insurance in amounts as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof and (B) for the Mandalay Beach Property, earthquake insurance equal to the Required Earthquake Insurance Amount and if required by Lender, sinkhole and mine subsidence insurance in amounts as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

                       (ix) umbrella liability insurance in an amount not less than Two Hundred Million and No/100 Dollars ($200,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1(b)(v) hereof;

                       (x) insurance against terrorism, terrorist acts or similar acts of sabotage ("Terrorism Insurance") pursuant to, at Borrower's option, a (A) blanket insurance policy with aggregate limits of not less than $50,000,000.00 or (B) a stand-alone insurance policy covering only the Properties with coverage of not less than $50,000,000.00, and, in either case with a deductible of not more than $250,000.00 (the "Terrorism Insurance Required Amount"). Notwithstanding the foregoing sentence, in the event Borrower has obtained a stand-alone insurance policy pursuant to subsection (B) above, Borrower shall not be obligated to expend more than $400,000.00 in any fiscal year on Insurance Premiums for Terrorism Insurance (the "Terrorism Insurance Cap") and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap; provided, however, in the event it is customary among owners of Class A hotel properties in the United States to have "All Risk" coverage without any exclusion (a "Terrorism Exclusion") from coverage under such Policy for loss or damage incurred as a result of an act of terrorism, terrorist acts or similar acts of sabotage, Borrower shall (provided the same does not add any material cost to Borrower's Insurance Premiums) obtain a Policy without any such Terrorism Exclusion. After the occurrence of any event which reduces the amount of insurance available under the Terrorism Insurance required hereunder (whether due to a claim or otherwise), Borrower shall be obligated to immediately increase the coverage of such Terrorism Insurance so that at least $50,000,000.00 of coverage is available thereunder at all times.

                       (xi) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) Borrower's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or (C) temporary contract employees or student interns; provided, however, the insurance required pursuant to this Section 6.1(a)(xi) may be obtained by the Manager for the benefit of Borrower and the applicable Property and

                       (xii) such other insurance and in such amounts as are required pursuant to the Franchise Agreement or as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Property located in or around the region in which the each Property is located.

                  (b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which each Property is located and approved by Lender. The initial $30,000,000 of insurance required pursuant to Section 6.1(a)(i), (iii) and (vi) hereof (the "Initial Tier") may be with (1) one or more primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims paying ability rating by S&P not lower than "AA-" and an A.M. Best rating of at least "A:IX" (a "Initial Tier Insurer") and (2) the balance of the coverage is with one or more carriers having a claims paying ability rating by S&P not lower than "BBB-" and an A.M. Best rating of at least "A:IX"; provided, however, Endurance Specialty Insurance, Ltd. shall be deemed a Initial Tier Insurer so long as it (x) maintains an A.M. Best rating of at least "A-:IX" and (y) does not provide in excess of $2,000,000 of the insurance coverage required pursuant to the Initial Tier. The remaining portions of the insurance required pursuant to Section 6.1(a)(i), (iii) and (vi) hereof (the "Second Tier") may be with (1) one or more primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having), a claims paying ability rating by S&P not lower than "A" and an A.M. Best rating of at least "A-:IX" (a "Second Tier Insurer") and (2) the balance of the coverage is with one or more carriers having a claims paying ability rating by S&P not lower than "BBB-" and an A.M. Best rating of at least "A-:IX"; provided, however, Allied World Assurance Co. shall be deemed a Second Tier Insurer so long as it (x) maintains an A.M. Best rating of at least "A-:IX" and (y) does not provide in excess of $4,500,000 of the insurance coverage required pursuant to the Second Tier. All other insurance companies must have a claims paying ability/financial strength rating of "A" (or its equivalent) or better by all of the Rating Agencies and have an A.M. Best rating of "A:IX" or greater (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"). In the event Borrower desires to obtain the insurance required hereunder from an insurer not meeting the requirements of this Section 6.1(b), Borrower may request, in writing, Lender's approval of such insurer, which approval may be given or withheld in Lender's sole discretion.

                  (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is at least equal in scope of coverage as if a "stand-alone" Policy meeting all of the requirement noted above is provided as such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a). Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

                  (d) All Policies provided for or contemplated by Section 6.1(a)hereof, except for the Policy referenced in Section 6.1(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured;

                  (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f)      Borrower shall furnish to Lender, on or before thirty
         (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

                  (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with prior notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate.

                  (h) In the event of a foreclosure of any of the Security Instruments, or other transfer of title to any Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

         SECTION 6.2 CASUALTY.

         If a Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

         SECTION 6.3 CONDEMNATION.

         Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 6.4 RESTORATION.

         The following provisions shall apply in connection with the Restoration of any Property:

                  (a) If the Net Proceeds shall be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and the costs of completing the Restoration shall be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  (b) If the Net Proceeds are equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or the costs of completing the Restoration is equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                           (A) no Default or Event of Default (unless caused solely by the Condemnation or Casualty) shall have occurred and be continuing;

                           (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

                           (C) The Operating Lease shall remain in full force and effect during and after the completion of the Restoration;

                           (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all Legal Requirements, including, without limitation, all applicable Environmental Laws and in accordance with the terms and conditions of the Franchise Agreement;

                           (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or
                  (3) by other funds of Borrower;

                           (F)      Lender shall be satisfied that the
                  Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, or (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, or (4) the date required for such completion pursuant to the Franchise Agreement, (5) such time as may be required under

                  Applicable Law, in order to repair and restore the applicable Property to the condition it was in immediately prior to such Casualty or Condemnation or (6) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                           (G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;

                           (H) Lender shall be satisfied that the Debt Service Coverage Ratio for the twelve (12) month period immediately succeeding the completion of the Restoration shall be equal to or greater than 1.30 to 1;

                           (I)      such Casualty or Condemnation, as
                  applicable, does not result in the loss of access in any material respect to the Property or the related Improvements;

                           (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

                           (K) the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration;

                           (L) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the applicable Property or any portion thereof for business with the public; and

                           (M) the Franchise Agreement is not terminated as a result of such Casualty or Condemnation.

                  (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $250,000.00, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than $250,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the related Property, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.1(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

                           VII.     RESERVE FUNDS

         SECTION 7.1 REQUIRED REPAIR FUNDS.

         7.1.1    Deposits.

         With respect to the Reserve Properties only (unless Lender has agreed to waive such requirement with respect to one or more such Reserve Properties), on the Closing Date, Borrower shall deposit into an escrow account with Lender (the "Required Repair Account") one-hundred twenty five percent (125%) of such amount as reasonably determined by Lender to be necessary to perform the Required Repairs for such Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund." Borrower shall perform the repairs at all of the Properties, including, without limitation, the Reserve Properties, as more particularly set forth on EXHIBIT Z hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall provide evidence to Lender that all Required Repairs have been completed in a good and workmanlike manner and in accordance with all Legal Requirements on or before the date which is three hundred sixty five (365) days from the date such Property is encumbered by the Lien of a Security Instrument. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Property within three hundred sixty five (365) days from the date such Property is encumbered by the Lien of a Security Instrument or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         7.1.2    Release of Required Repair Funds.

         With respect to the Reserve Properties only, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen
(15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Property to be funded by the requested disbursement have been completed in good and workmanlike manner and, to the best of Borrower's knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Property indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Property to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements from the Required Repair Account with respect to a Property in excess of the amount allocated for such Property. Upon Lender's receipt of evidence of completion of all

Required Repairs for all Reserve Properties in accordance with the terms hereof, any remaining Required Repair Funds shall be disbursed to Borrower.

         SECTION 7.2 TAX AND INSURANCE ESCROW FUND.

         With respect to the Reserve Properties only (unless Lender has agreed to waive such requirement with respect to one or more such Reserve Properties), Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates; and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Properties shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Section 6.1(c) hereof, one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums pursuant to clause (b) above, Borrower shall pay to Lender an Initial Deposit to be determined by Lender, in its sole discretion, to increase the amounts in the Tax and Insurance Escrow Fund to an amount which, together with anticipated Monthly Insurance Premium Deposits, shall be sufficient to pay all Insurance Premiums as they become due. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

         SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

         7.3.1    Replacement Reserve Fund.

         With respect to the Reserve Properties only (unless Lender has agreed to waive such requirement with respect to one or more such Reserve Properties), Borrower shall pay to Lender on each Payment Date, the Replacement Reserve Monthly Deposit for Capital Expenditures required to be made to such Reserve Properties during the calendar year, as may be necessary to maintain and operate first class, reputable hotels in the manner and quality of the hotels operated at the Properties on the date hereof (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund".

         7.3.2    Disbursements from Replacement Reserve Account.

             (a) Lender shall make disbursements from the Replacement Reserve Account to reimburse Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance (other than Replacements) to a Property or for costs which are to be reimbursed from the Required Repair Fund.

             (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to reimburse Borrower for the actual costs of Replacements. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

             (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably acceptable to Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and
     (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall certify that, to the best of Borrower's knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Property to which the Replacements are being provided. Upon request of Lender in connection with each request for disbursement in excess of $200,000, Borrower shall provide Lender with copies of invoices for amounts in excess of $100,000 for items or materials purchased or contracted labor or services. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

             (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of Applicable Law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

             (e) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.

         7.3.3    Performance of Replacements.

             (a) Borrower shall make Replacements when required in order to keep each Property in condition and repair consistent with other first class, full service hotels in the same market segment and under the same franchisor in the metropolitan area in which the respective Property is located, and to keep each Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

             (b)      Intentionally Omitted.

             (c) Upon the occurrence and during the continuance of an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option, without providing any prior notice to Borrower, to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or, upon five (5) Business Days prior written notice to Borrower, to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

             (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, upon the occurrence and during the continuance of an Event of Default, Borrower grants Lender the right to enter onto any Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Property or the rehabilitation and repair of any Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

             (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

             (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

             (g) Upon the occurrence and during the continuance of an Event of Default, Lender may require an inspection of a Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account, with respect to each Property, in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

             (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other Liens.

             (i) Before each disbursement from the Replacement Reserve Account relating to actual physical work on the Improvements in excess of $200,000 with respect to each Property, Lender may require Borrower to provide Lender with a search of title to the applicable Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's Liens or other Liens of any nature have been placed against the applicable Property since the date of recordation of the related Security Instrument and that title to such Property is free and clear of all Liens (other than the Lien of the related Security Instrument and other Permitted Encumbrances).

             (j)      All Replacements shall comply with all applicable
     Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

             (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender

         7.3.4    Failure to Make Replacements.

             (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after written notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and 7.3.3(d), or for any other repair or replacement to any Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

             (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

         7.3.5    Balance in the Replacement Reserve Account.

         The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         SECTION 7.4 GROUND LEASE ESCROW FUND.

         With respect to the Reserve Properties only (unless Lender has agreed to waive such requirement with respect to one or more such Reserve Properties), Borrower shall pay to Lender, together with the Monthly Debt Service Payment Amount, an amount (the "Monthly Ground Rent Deposit") that is estimated by Lender to be due and payable by Borrower under the Ground Lease for all rent and any and all other charges (the "Ground Rent") which may be due by Borrower under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund"). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Upon Borrower's failure to pay any Ground Rents after the receipt of any notice and at least ten (10) days prior to the expiration of any cure period available to Borrower pursuant to the Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such Ground Rent; provided however, that the provisions of this
Section 7.4 shall not be deemed to create any obligation on the part of Lender to pay any such Ground Rent from amounts on deposit in the Ground Lease Escrow Fund. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the Ground Rent due under the Ground Lease. Notwithstanding anything contained in this Section
7.4 to the contrary, Lender may, in its sole discretion, require Borrower to post a cash reserve in an amount equal to one payment of Ground Rents due under each Ground Lease (the "Ground Lease Cash Reserve") in lieu of Borrower making the Monthly Ground Rent Deposit. Borrower shall have no right to a withdrawal of (and Lender shall have no obligation to disburse and/or apply) any portion of the Ground Lease Cash Reserve.

         SECTION 7.5 RESERVE FUNDS, GENERALLY.

             (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

             (b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

             (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

             (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that earnings or interest on the Tax and Insurance Escrow Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender.

             (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

             (f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the fraud, illegal acts, gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured

                                  VIII. DEFAULT

         SECTION 8.1 EVENT OF DEFAULT.

             (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                  (i) if any portion of the Debt is not paid on or before the date the same is due and payable;

                  (ii) if any of the Taxes or Other Charges are not paid on or before the date when the same are due and payable;

                  (iii) if the Policies are not kept in full force and effect or if certified copies of the Policies are not delivered to Lender promptly on request;

                  (iv) if a Transfer occurs in violation of the provisions of Section 5.2.10 hereof or Article 7 of the Security Instruments;

                  (v) if any representation or warranty made by Borrower, an Operating Lessee SPE Entity, Principal, Indemnitor or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower, an Operating Lessee SPE Entity, Principal, Indemnitor, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal, an Operating Lessee SPE Entity, Indemnitor, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal, an Operating Lessee SPE Entity, Indemnitor, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal, an Operating Lessee SPE Entity, Indemnitor, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal, an Operating Lessee SPE Entity, Indemnitor, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal, an Operating Lessee SPE Entity, Indemnitor, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (viii) if Borrower or Operating Lessee attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) other than for with respect to a default which is expressly contemplated by another subsection of this Section 8.1(a), if Borrower breaches any of its respective negative covenants contained in
         Section 5.2;

                  (x) if Borrower violates or does not comply in any material respect with any of the provisions of Section 5.1.17 hereof;

                  (xi) if a (a) default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) or (b) any Management Agreement (or Replacement Management Agreement) expires or otherwise terminates and is not replaced with a Replacement Management Agreement or (c) if any Property operates for any time without the Management Agreement or a Replacement Management Agreement;

                  (xii) if Borrower or Principal violates or does not comply in all material respects with the provisions of Section 4.1.35 hereof;

                  (xiii) if any Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days;

                  (xiv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Principal, an Operating Lessee SPE Entity, any Guarantor, Indemnitor or any Property and same is not discharged of record within thirty (30) days after same is filed;

                  (xv) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof,
         (B) Borrower or Operating Lessee is a Plan or its assets constitute Plan Asset; or (C) Borrower or Operating Lessee consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights under the Security Instruments, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

                  (xvi) if Borrower shall fail to deliver to Lender, within fifteen (15) Business Days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof;

                  (xvii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

                  (xviii) other than in connection with the Permitted FF&E Financing, if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Property whether it be superior or junior in lien to the related Security Instrument;

                  (xix)    Intentionally Omitted;

                  (xx) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xxi) if any default occurs under the Operating Lease Subordination Agreement, and such default continues after the expiration of applicable grace or cure periods, if any;

                  (xxii) if there shall occur any material default under the Operating Lease, in the observance or performance of any term, covenant or condition of the Operating Lease to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided or if the leasehold estate created by the Operating Lease shall be surrendered or if the Operating Lease shall cease to be in full force and effect or the Operating Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect without the consent of Lender;

                  (xxiii) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xxiv)   Intentionally Omitted;

                  (xxv) if there shall occur (A) any uncured default in the payment of Ground Rent by Borrower or (B) any other material default by Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of such Ground Lease on the part of Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estate created by such Ground Lease shall be surrendered or if such Ground Lease shall cease to be in full force and effect or such Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of such Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

                  (xxvi) if (a) a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits a party to terminate or cancel the Franchise Agreement or (b) any Franchise Agreement expires or otherwise terminates and is not replaced with a replacement Franchise Agreement reasonably acceptable to Lender;

                  (xxvii) if Borrower ceases to operate a hotel on any Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to a Property or restoration of the Property after Casualty or Condemnation);

                  (xxviii) if Borrower terminates or cancels the Franchise Agreement, without Lender's prior written consent;

                  (xxix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxviii) above, for ten (10) days after written notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                  (xxx) if there shall be default under the Security Instruments or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or any Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

             (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses Section 8.1(a)(vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses
     Section 8.1(a)(vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         SECTION 8.2 REMEDIES.

             (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the other Collateral and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

             (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Property or Collateral, and Lender may seek satisfaction out of all of the Properties or any other Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or
     (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

             (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

         SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS.

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                             IX. SPECIAL PROVISIONS

         SECTION 9.1 CONVERSION TO FIXED RATE CMBS LOANS.

         9.1.1    Conversion.

         On or before the Maturity Date, but subject to the Conversion Limitations, Lender may, in one or a series of transactions, convert all or any portion of the outstanding balance of the Loan to one or more Fixed Rate CMBS Loans (each, a "Conversion") subject to the terms and conditions set forth below; provided, however, Lender shall not give notice to Borrower of its intent to consummate a Conversion for a period of sixty (60) days beginning on the date Lender actually receives a Floating Rate Conversion Notice. Upon Lender's exercise of the Conversion and the execution of the Conversion Documents, the portion of the Loan that is the subject of such Conversion shall automatically convert into a Fixed Rate CMBS Loan and the Property secured thereby shall no longer be deemed a Property hereunder. Lender shall not have the right to exercise a Conversion unless and until the conditions in subsection (i), (ii) and (iii) below have been satisfied.

                  (i) Lender shall have given notice (a "Conversion Notice") to Borrower of the date of Conversion (the "Conversion Date"); which notice shall be given to Borrower at least thirty (30) days prior to the Conversion Date unless Lender has waived Borrower's obligation to comply with the provisions of Section 9.1.1(iv)(A), (C) and (D) hereof.

                  (ii) Prior to any Conversion, Lender shall consult with Borrower with respect to the selection of the Property which will be the collateral for such Fixed Rate CMBS Loan (the "Fixed Rate CMBS Collateral"), but in no event shall Lender be bound by any recommendation or request of Borrower pertaining to such Fixed Rate CMBS Collateral and Lender shall select the Fixed Rate CMBS Collateral in its sole and absolute discretion; provided, however, that (A) the Fixed Rate CMBS Collateral shall not be comprised of more than one (1) Property and (B) the original principal balance of the Fixed Rate CMBS Loan shall be equal to the maximum amount in order for the Fixed Rate CMBS Loan to achieve (i) a Debt Service Coverage Ratio of not less than 1.30:1.00 and (ii) a ratio, expressed as a percentage, of (I) the original principal balance of the Fixed Rate CMBS Loan divided by (II) the Property Value of the Fixed Rate CMBS Collateral, of not more than sixty percent (60%) (the "Conversion Parameters").

                  (iii) Lender shall have provided Borrower with all of the Conversion Amended Loan Documents not later than five (5) Business Days prior to the Conversion Date;

                  (iv) Borrower shall have delivered, among other things, the following documents to Lender at Borrower's sole cost and expense, which documents shall be in form, content and substance acceptable to Lender in its sole discretion (the "Conversion Documents"):

                           (A) an update, dated not more than thirty (30) days prior to the Conversion Date, of all of the Third Party Reports of the applicable Property accepted by Lender in connection with the closing of the Loan; provided, however, (i) such update(s) shall be ordered by Lender and paid for by Borrower and (ii) no such update shall be required with respect to a Third Party Report in the event that the Conversion Date occurs less than two hundred seventy
                  (270) days from the date such Third Party Report was obtained and approved by Lender in accordance with the closing of the Loan;

                           (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Fixed Rate CMBS Collateral, issued by the title insurance company that issued the Title Insurance Policy on the Closing Date (or such other title company acceptable to Lender) and dated as of the Conversion Date, with reinsurance and direct access agreements acceptable to Lender. The Title Insurance Policy issued with respect to the Fixed Rate CMBS Loan shall (1) provide coverage in the amount of the original principal amount of the Fixed Rate CMBS Loan, (2) insure Lender that the relevant mortgage creates a valid first lien on the Fixed Rate CMBS Collateral encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are reasonably required by Lender, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policy have been paid;

                           (C) a Franchisor Estoppel and Recognition Letter, dated not more than thirty (30) days prior to the Conversion Date, from the Franchisor under the Franchise Agreement, if any;

                           (D) estoppel certificates dated not more than thirty (30) days prior to the Conversion Date, from Manager, Operating Lessor and tenants under Major Leases;

                           (E) a certification by Borrower that as of the Conversion Date, no proceedings shall have been threatened or commenced by a Governmental Authority having the power of eminent domain to condemn any portion of the Property;

                           (F) if not previously delivered to Lender pursuant to Section 5.1.10 hereof, updated financial statements containing information consistent with those financial statements required pursuant to Section 5.1.10 hereof; and

                           (G) a certificate executed by Borrower and FelCor at Conversion in substantially the form attached to this Agreement as EXHBIT AA (a "Conversion Certificate").

                  (v) Borrower and, if applicable, FelCor shall have executed and delivered to Lender loan documents substantially in the form of EXHIBIT BB hereto and such amendments to the Note, this Agreement and any of the other Loan Documents as Lender may reasonably require to evidence the Conversion (the "Conversion Amended Loan Documents"); which Conversion Amended Loan Documents (A) will require, among other things, (1) reserves and/or escrow as reasonably determined by Lender, including, without limitation, tax and insurance escrows, replacement reserves and required repair reserves and (2) cash management provisions (or reserves in lieu thereof satisfactory to Lender in all respects) in the event the original principal balance of the applicable Fixed Rate CMBS Loan equals or exceeds $15,000,000 and
         (B) will not require any financial statements of Borrower and/or Operating Lessee to be audited by a certified public accountant.

                  (vi) Lender shall have received (A) an opinion of counsel with respect to the execution, delivery and enforceability of the Conversion Amended Loan Documents and (B) an update or revised Insolvency Opinion, each such opinion shall be in form, scope and from counsel reasonably acceptable to Lender; and

                  (vii) Borrower shall have satisfied, or caused the satisfaction of, such other requirements and/or conditions as are then reasonably being required by Lender with respect to fixed rate loans being made by Lender for the purpose of resale into the secondary mortgage market (including, without limitation, the execution and delivery by Borrower of any supplemental documentation then reasonably being required by Lender).

         9.1.2    Fixed Rate CMBS Loan Provisions.

                  (a)      Each Fixed Rate CMBS Loan shall have a term of ten
         (10) years and require amortization payments based on a twenty-five
         (25) year schedule. Except to the extent expressly set forth herein or in the Conversion Amended Loan Documents, Lender shall determine the terms and conditions of all other provisions of the Fixed Rate CMBS Loan, all of which shall be determined by Lender in its reasonable discretion in accordance with Lender's then current criteria pursuant to which Lender is then originating commercial mortgage loans solely for sale in the secondary mortgage market, as the same may change from time to time (the "Commercial Lending Program Criteria"); provided, however, in the event of any inconsistencies between the terms and conditions of the Conversion Amended Loan Documents and the provisions of the then current Commercial Lending Program Criteria, the terms and conditions of the then current Commercial Lending Program Criteria shall control and be binding, except with respect to the determination of the applicable interest rate and the CMBS Loan Amount for which the terms and conditions of the Conversion Amended Loan Documents shall control and be binding.

                  (b) The applicable interest rate for each Fixed Rate CMBS Loan (the "Fixed Rate CMBS Rate") shall be fixed on the Conversion Date and shall be determined by Lender based upon the greater of (i) 5.55% and (ii) the sum of (A) the yield to maturity for the "on-the-run" 10-year U.S. Treasury note; plus (B) the offered side of the 10-year swap rate; plus (C) 160 basis points; plus (D) the Spread Adjustment.

                  (c) No Fixed Rate CMBS Loan shall be cross-collateralized or cross-defaulted with any additional loan or indebtedness and, the applicable Borrower shall be released by Lender from any and all indebtedness, obligations or other liabilities with respect to the Loan.

                  (d) Lender shall endeavor in good faith to make the original principal balance of each Fixed Rate CMBS Loan comply with the definition of CMBS Loan Amount.

         9.1.3    Costs and Expenses Relating to Conversion.

         In addition to the requirements of Section 9.1.1 hereof, whether or not one or more Conversions are consummated, Borrower shall pay, among other things, all costs and expenses of Lender in connection with Lender's due diligence review of the Fixed Rate CMBS Collateral, the negotiation, preparation, execution and delivery of the Conversion Amended Loan Documents and the documents and instruments referred to therein and the creation, perfection or protection of Lender's Liens in the Fixed Rate CMBS Collateral (including, without limitation, fees and expenses for title insurance, property inspections, appraisals, consultants, surveys, lien searches, filing and recording fees, and escrow fees and expenses); provided, however, other than as expressly provided herein or in the Conversion Amended Loan Documents, Borrower shall not be required to pay any costs or expenses incurred by Lender in connection with the securitization of the Fixed Rate CMBS Loan.

         SECTION 9.2 CONVERSION TO FLOATING RATE CMBS LOAN.

         9.2.1    Floating Rate Conversion.

             (a) On or before the Maturity Date, Borrower may convert all or a portion of the Loan to a Floating Rate CMBS Loan (a "Floating Rate CMBS Conversion") subject to the terms and conditions set forth below. Upon Borrower's consummation of the Floating Rate CMBS Conversion, the portion of the Loan that is the subject of such Floating Rate CMBS Conversion shall automatically convert into a Floating Rate CMBS Loan and the Property secured thereby shall no longer be deemed a Property hereunder. Borrower shall have no right to exercise the Floating Rate CMBS Conversion unless and until all of the following conditions shall be satisfied in Lender's sole and absolute discretion:

                  (i) Borrower shall not have the right to request a Floating Rate CMBS Conversion that is to be consummated (A) prior to January 1, 2004 (or such earlier date upon which Lender has sold or securitized one hundred percent (100%) of the loan made by Lender to Affiliates of Borrower on April 24, 2003), (B) more than one (1) time during the term of the Loan or (C) if Lender shall have previously delivered a notice of Conversion relating to the proposed Floating Rate CMBS Collateral;

                  (ii) Borrower shall have delivered written notice to Lender (the "Floating Rate Conversion Notice") not less than sixty (60) days prior to the requested date of Floating Rate CMBS Conversion (the "Floating Rate Conversion Date"), which Floating Rate Conversion Date shall be no later than sixty (60) days prior to the Maturity Date or the Extended Maturity Date, as applicable;

                  (iii) no Default or Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents at the time of delivery of the Floating Rate Conversion Notice and on the Floating Rate Conversion Date;

                  (iv) at the time of Borrower's request for Floating Rate CMBS Conversion the outstanding principal balance of the Loan must be greater than $25,000,000.00;

                  (v) the original principal balance of the Floating Rate CMBS Loan must be not less than $50,000,000.00 and not more than $75,000,000.00; provided, however, (A) Lender shall not give Borrower notice of its intent to consummate a Conversion for a period of sixty
         (60) days beginning on the date Lender actually receives the Floating Rate Conversion Notice, and (B) on or before the Floating Rate Conversion Date, Borrower may obtain an Advance to increase the outstanding principal balance of the Loan to an aggregate amount not less than $50,000,000.00 and not more than $75,000,000.00;

                  (vi) Lender shall determine in its reasonable discretion that the last dollar of such Floating Rate CMBS Loan shall be rated no less than Investment Grade from each of the Rating Agencies, but the amount of the Floating Rate CMBS Loan shall be not less than forty-eight percent (48%) of the Property Value of the Floating Rate CMBS Collateral;

                  (vii) Borrower shall have provided Lender with all Conversion Documents (relating to the Floating Rate CMBS Loan) not later than five (5) Business Days prior to the Floating Rate Conversion Date;

                  (viii) Lender shall have received evidence that no circumstances or conditions regarding the Floating Rate CMBS Collateral, Borrower, FelCor, Manager, Franchisor or Operating Lessee or any tenant under a Major Lease exist that could reasonably be expected to (A) cause the Floating Rate CMBS Loan to become in default or (B) adversely affect the value or marketability of the Floating Rate CMBS Loan;

                  (ix) Borrower and, if applicable, FelCor shall have executed and delivered to Lender loan documents substantially in the form of EXHIBIT CC hereto and such amendments to the Note, this Agreement and any of the other Loan Documents as Lender may reasonably require to evidence the Floating Rate CMBS Conversion (the "Floating Rate Conversion Documents") which Lender shall have provided to Borrower not later than five (5) Business Days prior to the Floating Rate Conversion Date; provided, however, in the event of any inconsistencies between the terms and conditions of the Floating Rate Conversion Documents and the provisions of the then current Commercial Lending Program Criteria, the terms and conditions of the then current Commercial Lending Program Criteria shall control and be binding, except with respect to the determination of the applicable interest rate and the CMBS Loan Amount for which the terms and conditions of the Floating Rate Conversion Documents shall control and be binding. The Floating Rate Conversion Documents will require, among other things,
         (A) reserves and/or escrow as reasonably determined by Lender, including, without limitation, tax and insurance escrows, replacement reserves and required repair reserves,

         (B) full cash management provisions and (C) that the financial statements of Borrower and/or Operating Lessee be audited by a certified public accountant.

                  (x) Lender shall have received (A) an opinion of counsel with respect to the execution, delivery and enforceability of the Floating Rate Conversion Documents and (B) an update or revised Insolvency Opinion, each such opinion shall be in form, scope and from counsel reasonably acceptable to Lender; and

                  (xi) Borrower shall have paid to Lender the origination fee required pursuant to Section 9.2.2(a)(iv) hereof.

             (b) Borrower shall have satisfied, or caused the satisfaction of, such other requirements and/or conditions as are then reasonably being required by Lender with respect to floating rate loans being made by Lender for the purpose of resale into the secondary mortgage market (including, without limitation, the execution and delivery by Borrower of any supplemental documentation then being reasonably required by Lender).

         9.2.2    Floating Rate CMBS Loan Provisions.

             (a) The Floating Rate CMBS Loan shall (i) have an initial term of two (2) or three (3) years (as determined by agreement of Lender and Borrower) and shall provide for an extension term such that the initial term, as extended by such extension term, shall be five (5) years, (ii) require amortization payments based on a twenty-five (25) year schedule,
     (iii) be prepayable, in whole, after eighteen (18) months from the closing date thereof, without penalty or premium, (iv) require an interest rate cap agreement, which shall be coterminous with the Floating Rate CMBS Loan, in the notional amount of not less than the original principal balance of the Floating Rate CMBS Loan that provides for payments by the counterparty in the event LIBOR exceeds a strike price to be determined by Lender in its reasonable discretion consistent with Lender's Commercial Lending Program Criteria and (v) require an origination fee equal to three-quarters of one percent (0.75%) of the original principal balance of the Floating Rate CMBS Loan. Except to the extent expressly set forth in the Floating Rate Conversion Documents, Lender shall determine the terms and conditions of all other provisions of the Floating Rate CMBS Loan, all of which shall be determined by Lender in its reasonable discretion in accordance with Lender's Commercial Lending Program Criteria.

             (b)      The applicable interest rate for each Floating Rate
     CMBS Loan shall be determined on the Floating Rate Conversion Date and shall be equal to LIBOR plus (i) one and one-half percent (1.50%) plus (ii) the Spread Adjustment.

             (c) No Floating Rate CMBS Loan shall be (i) cross-collateralized (other than with the Properties which are collateral for such Floating Rate CMBS Loan) or (ii) cross-defaulted with any additional loan or indebtedness. including, without limitation the Loan or any Fixed Rate CMBS Loan and the applicable Borrower shall be released by Lender from any and all indebtedness, obligations or other liabilities with respect to the Loan.

         9.2.3    Costs and Expenses Relating to Floating Rate Conversion.

         In addition to the requirements of Section 9.2.1 hereof, whether or not a Floating Rate Conversions is consummated, Borrower shall pay, among other things, all costs and expenses of Lender in connection with Lender's due diligence review of the collateral securing the Floating Rate CMBS Loan (the "Floating Rate CMBS Collateral"), all Breakage Costs, the negotiation, preparation, execution and delivery of the Floating Rate Conversion Documents and the documents and instruments referred to therein and the creation, perfection or protection of Lender's Liens in the Floating Rate CMBS Collateral (including, without limitation, fees and expenses for title insurance, property inspections, appraisals, consultants, surveys, lien searches, filing and recording fees, and escrow fees and expenses); provided, however, other than as expressly provided herein or in the Floating Rate Conversion Documents, Borrower shall not be required to pay any costs or expenses incurred by Lender in connection with the securitization of the Floating Rate CMBS Loan.

         SECTION 9.3 SERVICER.

                  At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender or Servicer.

         SECTION 9.4 EXCULPATION.

                  (a) Except as otherwise provided in this Section and comparable provisions in the Security Instruments or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or any of Borrower's Affiliates to perform and observe the obligations contained in this Agreement, the Note or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower or any of Borrower's Affiliates, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instruments, the other Loan Documents, and the interest in the Properties, the Rents and any other Collateral created by this Agreement, the Note, the Security Instruments and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other Collateral. Lender, by accepting this Agreement, the Note and the Security Instruments, agrees that it shall not, except as otherwise provided in this Section and comparable provisions in the Security Instruments, sue for, seek or demand any deficiency judgment against Borrower or any of Borrower's Affiliates in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instruments or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instruments or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) except as

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         set forth in this Section, affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Maryland Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instruments, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) except as set forth in this Section, impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to enforce the provisions of Sections 10.2 of the Security Instruments or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower to the extent necessary to (A) preserve or enforce its rights and remedies against any Property or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

                  (b) Notwithstanding the provisions of this Section to the contrary, Borrower shall be personally liable to Lender for the Losses Lender incurs to the extent due to: (i) fraud or material misrepresentation in connection with the execution and the delivery of this Agreement, the Note, the Security Instrument, or the other Loan Documents; (ii) Borrower's or Operating Lessee's misapplication or misappropriation of Rents received by Borrower or Operating Lessee after the occurrence of an Event of Default; (iii) Borrower's or Operating Lessee's misapplication or misappropriation of Security Deposits or Rents collected more than thirty (30) days in advance; (iv) Borrower's or Operating Lessee's misapplication or the misappropriation of Insurance Proceeds or Awards; (v) Borrower's or Operating Lessee's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of Section 7.2 hereof), charges for labor or materials or other charges that can create Liens on the Properties;
         (vi) Borrower's or Operating Lessee's failure to return or to reimburse Lender for all Personal Property taken from any Properties by or on behalf of Borrower or Operating Lessee and not replaced with Personal Property of comparable utility and value; (vii) any act of intentional waste or arson to the Collateral by Borrower, Principal, the Operating Lessee SPE Entities or any Affiliate or thereof or by any Indemnitor or Guarantor; (viii) any fees or commissions paid by Borrower to Principal, the Operating Lessee SPE Entities or any Affiliate of Borrower, Principal, the Operating Lessee SPE Entities, Indemnitor, or Guarantor in violation of the terms of this Agreement, the Note, the Security Instruments or the other Loan Documents; (ix) Borrower's failure to comply with the provisions of Sections 4.1.39 and 5.1.19 of this Agreement; (x) any Loss resulting from a Casualty due to Borrower's failure to obtain the insurance required pursuant to Section 6.1, (xi) Borrower's default under Section 5.1.10 hereof (after ten
         (10) Business Days prior written notice to Borrower), (xii) a material default by Borrower under Section 9.1 and/or Section 9.2 hereof which is not cured within thirty (30) days following Borrower's receipt of written notice from Lender and (xiii) any Loss resulting from the Austin Property's failure to comply with all applicable zoning laws and ordinances; provided, however, Borrower shall have no liability pursuant to this Section 9.4(b)(xiii) from and after the date Borrower has delivered to Lender evidence acceptable to Lender that the Austin Property complies with all applicable zoning laws and ordinances.

                  (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the obligation to repay the Debt shall become a personal recourse obligation of Borrower (i) in the event of Borrower's or Principal's default under Section 4.1.35 hereof or Operating Lessee's default under Section 12 of the Operating Lease Subordination Agreement (such that such failure was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower, Principal and/or Operating Lessee with the assets of another Person) or any Transfer in violation of the provisions of Section 5.2.10 hereof or
         Article 7 of the Security Instruments, (ii) if any Property or any part thereof shall become an asset, or if Borrower, Principal, or an Operating Lessee SPE Entity shall be a debtor, in (A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and, with respect to such involuntary proceeding, Borrower consents or fails to object to such proceedings) or if Borrower, Principal or an Operating Lessee SPE Entity has acted in concert with, colluded or conspired with the party to cause the filing of such involuntary proceeding or (iii) an Event of Default contemplated by Section 8.1(a)(xi)(b), 8.1(a)(xi)(c) or 8.1(a)(xxvi)(b) hereof has occurred (unless caused by, or at the request of Lender); provided, however, with respect to this Section 9.4(c)(iii) only, Borrower shall only be liable on a recourse basis for the applicable CMBS Loan Amounts (plus interest thereon and costs and expenses relating thereto) of the Properties that were the cause of such Event of Default.

                  (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim against Borrower or Principal for the full amount of the indebtedness secured by the Security Instruments or to require that all Collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instruments and the other Loan Documents.

                                X. MISCELLANEOUS

         SECTION 10.1 SURVIVAL.

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender, and all covenants, promises and agreements in this Agreement, by or on behalf of Lender, shall be binding upon the legal representatives successors and assigns of Lender.

         SECTION 10.2 LENDER'S DISCRETION.

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 10.3 GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE EACH PROPERTY IS LOCATED SHALL APPLY.

                  (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF

         NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.

         SECTION 10.4 MODIFICATION, WAIVER IN WRITING.

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 10.5 DELAY NOT A WAIVER.

         Neither any failure nor any delay on the part of Lender or Borrower in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 10.6 NOTICES.

         All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:                        c/o FelCor Lodging Trust Incorporated
                                       545 E. John Carpenter Freeway, Suite 1300
                                       Irving, Texas 75062
                                       Attention: General Counsel
                                       Facsimile No.: (972) 444-4949

With a copy to:                        Jenkens & Gilchrist
                                       1445 Ross Avenue, Suite 3200
                                       Dallas, Texas 75202
                                       Attention: Tom E. Davis, Esq.
                                       Facsimile No.: (214) 855-4300

If to Lender:                          JPMorgan Chase Bank
                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention: Michael D. Mesard
                                       Facsimile No: (212) 834-6592

                                                   and

With a copy to:                        Thacher Proffitt & Wood
                                       11 West 42nd Street
                                       New York, New York 10036
                                       Attention: David S. Hall, Esq.
                                       Facsimile No.: (212) 789-3500

or addressed as such party may from time to time designate by written notice to the other parties.

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         SECTION 10.7 TRIAL BY JURY.

         BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER, AS APPLICABLE.

         SECTION 10.8 HEADINGS.

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 10.9 SEVERABILITY.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 10.10 PREFERENCES.

         Except as otherwise expressly provided herein, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         SECTION 10.11 WAIVER OF NOTICE.

         Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         SECTION 10.12 REMEDIES OF BORROWER.

         In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

         SECTION 10.13 EXPENSES; INDEMNITY.

                  (a) Except as otherwise expressly provided herein, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan

         Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

                  (d) Other than in connection with a Securitization, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

         SECTION 10.14 SCHEDULES AND EXHIBITS INCORPORATED.

         The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

         Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                       BENEFICIARIES.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower (or an Affiliate of either of the foregoing acting on behalf of Borrower or Lender, as applicable) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         SECTION 10.17 PUBLICITY.

         All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower's counsel, shall not be subject to the prior written approval of Lender.

         SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS.

                  (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

                  (b) To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Property or any combination of the Properties before proceeding against any other Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

         SECTION 10.19 WAIVER OF COUNTERCLAIM.

         Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

         In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         SECTION 10.21 BROKERS AND FINANCIAL ADVISORS.

         Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this
Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

         SECTION 10.22 PRIOR AGREEMENTS.

         This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

         SECTION 10.23 COUNTERPARTS.

         This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

         SECTION 10.24 LIABILITY.

         This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

         SECTION 10.25 BORROWER/MAKER.

         In the event that the Maryland Guaranty is released as security for the Loan, all references herein to "Borrower" shall refer solely to "Maker".

                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        LENDER:

                                        JPMORGAN CHASE BANK, a New York banking
                                        corporation

                                         By: /s/  Michael Mesard
                                             -----------------------------------
                                             Name:  Michael Mesard
                                             Title: Vice President

                                        BORROWER:

                                        FELCOR/JPM ATLANTA CP HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             -----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM ATLANTA ES HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             -----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM AUSTIN HOLDINGS, L.P., a
                                        Delaware limited partnership

                                         By: FELCOR/JPM AUSTIIN HOTEL, L.L.C.,
                                             a Delaware limited liability
                                             company, its general partner

                                             By: /s/ Joel M. Eastman
                                                 -------------------------------
                                                 Name:  Joel M. Eastman
                                                 Title: Vice President

                                        FELCOR/JPM BWI HOTEL, L.L.C., a Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM MANDALAY HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM NASHVILLE HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ---------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM ORLANDO HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM PHOENIX HOTEL, L.L.C., a
                                        Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        FELCOR/JPM WILMINGTON HOTEL, L.L.C.,
                                        a Delaware limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        MARYLAND GUARANTOR:

                                        FCH/DT BWI HOTEL, L.L.C., a Delaware
                                        limited liability company

                                         By: /s/ Joel M. Eastman
                                             ----------------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                                        ACKNOWLEDGED AND AGREED TO WITH RESPECT
                                        TO ITS OBLIGATIONS SET FORTH IN ARTICLE
                                        9 HEREOF:

                                        FELCOR LODGING LIMITED PARTNERSHIP, a
                                        Delaware limited liability company

                                         By: FELCOR LODGING TRUST INCORPORATED,
                                             a Maryland corporation, its
                                             general partner

                                             By: /s/ Joel M. Eastman
                                                 -----------------------------
                                             Name:  Joel M. Eastman
                                             Title: Vice President

                  SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.